UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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WSFS FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Notice of 2022 Annual Meeting of Stockholders

You are cordially invited to attend the WSFS Financial Corporation (the “Company”, “WSFS,” “our” or “we”) 2022 Annual Meeting of Stockholders (“the Annual Meeting”), to be held virtually:

WHEN 4:00 P.M. ET May 11, 2022	LIVE WEBCAST Register at http://viewproxy.com/wsfs/2022/htype.asp and click the link provided and the password you received in your registration confirmations	RECORD DATE You may vote if you were a stockholder of record at the close of business on March 18, 2022 (the "Record Date").

Items of Business

PROPOSAL 1 Election of Directors. To elect five director nominees to our Board of Directors to serve for a three-year term.

PROPOSAL 2 Advisory Vote on Executive Compensation. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers ("NEOs").

PROPOSAL 3

Ratification of the Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Other Business: To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this notice, our Board of Directors knows of no other matters that may be brought before stockholders at the Annual Meeting.

How to Cast Your Vote

Your shares cannot be counted unless you vote by any of these methods:

BY INTERNET Visit www.aalvote.com/wsfs.

BY TELEPHONE Call toll-free to 1 (866) 804-9616.

BY MAIL Complete, sign and date the proxy card and mail it in the enclosed postage-paid envelope. Proxy cards submitted by mail must be received by May 9, 2022.

Your Vote is Important

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting using one of the voting methods described in the proxy materials, which you can access at http://www.viewproxy.com/wsfs/2022. In order to attend the Annual Meeting, you must register at http://viewproxy.com/wsfs/2022/htype.asp by 11:59 PM ET on May 8, 2022. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. You will be able to listen to the Annual Meeting live, submit questions and vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the section titled "Meeting and Other Information."

Sincerely,

Rodger Levenson

Chairman, President and Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting.

WSFS Bank 2022 Proxy Statement	i

Stockholders of Record

Your shares cannot be counted unless you vote by any of these methods:

Visit www.AALvote.com/WSFS.

Call toll-free to 1 (866) 804-9616.

Complete, sign and date the proxy card and mail it in the enclosed postage-paid envelope. Proxy cards submitted by mail must be received by May 9, 2022. Each stockholder who attends the Annual Meeting virtually will need the control number that appears on the materials sent to you.

Beneficial Owners

If your shares are held in “street name”, you should check with your bank, broker or other agent and follow the voting procedures required by your bank, broker or other agent to vote your shares.

Each stockholder who attends the Annual Meeting virtually will need the control number that appears on the materials sent to you.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, the 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021, and the ESG Report (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email.

If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting.

As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting virtually and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

WSFS Bank 2022 Proxy Statement	ii

WSFS Bank 2022 Proxy Statement	iii

Forward-Looking Statements

This Proxy Statement contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report”) and in our subsequent periodic reports on Form 10-Q and current reports on Form 8-K, if any, filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements should be evaluated together with the many uncertainties that may affect our business, particularly those mentioned in our Annual Report and in our subsequent periodic reports on Form 10-Q and current reports on Form 8-K, if any, filed with the SEC.

We caution readers not to place undue reliance on such forward- looking statements, which speak only as of the date they are made. We disclaim any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us for any reason, except as specifically required by law.

WSFS Bank 2022 Proxy Statement	iv

Proxy Statement Summary

We are providing this Proxy Statement (“Proxy Statement”) to stockholders in connection with the solicitation by the Board of Directors of WSFS Financial Corporation, a Delaware corporation (our “Board of Directors”), of proxies to be voted at the Annual Meeting to be held virtually on May 11, 2022 at 4:00 p.m. ET, and at any adjournment thereof, for the purposes set forth in the accompanying notice. The proxy materials are first being made available to stockholders on or about March 28, 2022.

Our Annual Meeting will be held in a virtual meeting format only which you can access by registering at http://viewproxy.com/ wsfs/2022/htype.asp. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. During the past two years, we have held our stockholders meetings virtually to deal with public health impact of the novel coronavirus pandemic and the variants thereof (“COVID-19”). Although some of the disruptive effects of COVID-19 have eased, we discovered that technological advances in presenting virtual meetings now grant our stockholders more convenient access to our meeting and reduce the environmental impact of travel to and from our meetings. We will continue to evaluate the effectiveness of the virtual only format this year. Please refer to our “Notice of 2022 Annual Meeting of Stockholders” and the “Meeting and Other Information” section of this Proxy Statement for more information about how to how to participate in the virtual meeting. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email Virtualmeeting@viewproxy.com or call 866-612-8937.

This proxy summary provides an overview of the items contained in this Proxy Statement. We encourage you to read the entire Proxy Statement for additional information prior to voting your shares.

Proposals and Voting Recommendations

Our stockholders are being asked to vote on the following proposals.

	Proposals	Vote Required	Board Recommendation	Page

1	Election of Directors	A plurality of the votes cast	FOR	11

2	Advisory Vote on Executive Compensation	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote	FOR	30

3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote	FOR	59

WSFS Bank 2022 Proxy Statement	1

2021 Business Performance Highlights

$5.69 EPS	1.82% ROA	1.61% PPNR %[1]	$271.4M Net Income[2]	21.56% ROTCE[1]

This year was a strategically important year for WSFS. Our financial results were very strong and we exited the year with momentum which increased at the beginning of 2022 with the close of the acquisition of Bryn Mawr Bank Corporation ("Bryn Mawr") on January 1, 2022. As the economy gradually reopened from COVID-19 and its economic impact lessened, WSFS reduced allowance for credit losses ("ACL") by $134.3 million and returned $36.3 million of capital to shareholders (including common dividends and net share repurchases) all while maintaining strong capital ratios. We gained market share in several business lines, managed risks, and maintained cost discipline. Additional notable items in 2021 include the following:

•	$13 million of corporate development and restructuring expenses primarily related to our combination with Bryn Mawr.
•	Completed the redemption of $100 million in aggregate principal amount of our 4.50% fixed-to-floating rate senior notes due 2026.
•	Utilized the continued high levels of excess liquidity to purchase $3.5 billion of investment securities, available-for-sale, and to significantly reduce the level of wholesale borrowings.
•	Recorded a $4.4 million net gain on the liquidation of our investment in Social Finance, Inc. (“SoFi”).
•	Made a $1.0 million contribution to the WSFS CARES Foundation.
•	Resolved all legal matters associated with Nature’s Healing Trust and Charter Oak Trust Welfare Benefit Plan in 2021 and recognized $15 million legal settlement recovery associated with Charter Oak.

WSFS Corporation

Fee Revenue: $185.5 million and 29.9% Fee Revenue over Total Revenue, which represents the strength of our diversified lines of businesses and products. The decrease in 2021 is primarily due to the impact of the Visa Class B shares sale in the prior year, lower securities gains, a decline in mortgage banking and lower interchange fees from the prior year. These decreases were partially offset by higher revenues from Wealth Management, other income and traditional banking fees, and total net gains on equity investments. We also generated $2.5 million in fees from our partnership with third-party providers for PPP 2.0 loans.

Cost Management: Noninterest expense increased less than 3% to $378.5 million, primarily due to higher salaries and benefits, corporate development and restructuring costs related to the Bryn Mawr acquisition and third- party software expenses tied to Delivery Transformation. These expenses were partially offset by the legal settlement recovery previously mentioned and the decrease in Loan Workout and Other Credit Costs due to the release of reserves on our unfunded commitments.

Investment Securities (available-for-sale): Increased 106% to $5.2 billion, which reflects us leveraging and repositioning the continued high level of excess liquidity.

Loans and Leases (net of allowance): Decreased 11% to $7.8 billion, including $719.7 million decrease from PPP loans being forgiven during the year. This year, we launched our strategic partnership with Upstart Holdings that will continue to add to our consumer lending portfolio.

Credit Quality: Our credit quality improved throughout 2021 with our problem assets declining 50% to $386.2 million by the end of the year. As a result, along with the positive impacts in our economic outlook from our ACL modeling, our ACL coverage ratio declined over 52% to 1.19% as the reserves built up from the prior year were released.

Customer Deposits: Increased 14% to $13.2 billion, driven by our strong Customer relationships across all business lines. The elevated Customer deposit base is being efficiently managed through our investment securities portfolio as mentioned above.

Capital Management: As exhibited by our Common Equity Tier 1 capital ratio of 15.11%, we remain substantially in excess of the “well-capitalized” regulatory benchmarks. Our Total stockholder’s equity increased 8% to $1.9 billion which reflects our strong earnings partially offset by unfavorable market-value changes on available-for-sale securities, common stock dividends paid out, and shares repurchased. Book value per share increased 9% to $40.73 and tangible common book value per share[1] increased 13% to $29.24 at year-end.

WSFS Bank 2022 Proxy Statement	2

Cash Connect® Segment

Net Income: Increased 10% to $10.2 million in 2021 (pre-tax). This reflects our focus on expanding smart safe and ATM managed services to increase fee income and margins.

Cash Managed: Increased 9% to $1.7 billion by the end of the year.

Units: Remote capture units, also known as smart safes, increased 39% this year. There was also a 21% increase of ATMs utilizing our reconciliation services, which reflects the sustained demand for ATM cash and related services during the COVID-19 pandemic.

Wealth Management Segment

Net Income: Reported net income of $53.5 million (pre-tax), including the previously disclosed litigation settlement. Excluding this impact, net income increased $17.3 million, or 76%, to $40.2 million in 2021 (pre-tax), excluding the previously disclosed litigation settlement, in 2021. This reflects significant fee revenue growth from our increased institutional trust activity and management fees related to our higher AUM mentioned below.

AUM and AUA3: Increased 43% to $34.6 billion.

Trust Revenue: Increased 31% to $43.7 million in 2021.This resulted in WSFS Institutional Services® ending 2021 as the securitization industry’s fourth most active trustee for U.S. ABS and MBS according to Asset-Backed Alert’s ABS Database, an improvement from sixth most active in the prior year.

[1]	Pre-provision net revenue as a percentage of assets ("PPNR %"), return on tangible common equity (“ROTCE”), and tangible common book value per share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see “Appendix A – non-GAAP Reconciliations.”
[2]	Net income attributable to WSFS
[3]	Assets under management (“AUM”) and assets under administration (“AUA”). AUM includes advisory businesses (West Capital Management, Cypress Capital Management, and WSFS Wealth Investments)

WSFS Bank 2022 Proxy Statement	3

Mission, Vision, Strategy and Values

As we enter 2022, our Board of Directors and Executive Leadership Team have been leading the development of our next three-year strategic plan which will be for the fiscal years 2022 – 2024. As part of this process, we reviewed our mission, vision, strategy and values and updated our vision, strategy and values. Our Board of Directors leads our Company by example when it comes to our mission, vision, strategy and values and we believe our Board of Directors and our Associates are aligned with respect to the objectives for our 2022 – 2024 strategic plan.

MISSION ← We Stand for Service

VISION ← We envision a day where everyone will thrive.

VALUES ← Service — Truth — Respect

MISSION VISION STRATEGY VALUES We Stand for Service We envision a day where everyone will thrive. Engaged Associates, living our culture, enriching the communities we serve. Service - Truth - Respect

WSFS Bank 2022 Proxy Statement	4

Board Composition

Our Board of Directors consists of 14 members and is divided into three “classes,” with each class serving for a term of three years. The leadership of our Board of Directors is comprised of: (i) our Chairman (who also serves as our President and Chief Executive Officer ("CEO")), (ii) our Lead Independent Director and (iii) our committee chairs. Following the Annual Meeting, our Board of Directors will consist of 13 members, as Mark A. Turner, our former Chairman, President and Chief Executive Officer decided not to seek reelection to our Board of Directors as part of our previously announced long-term succession planning. A summary of our directors is listed below:

Director	Age(1)	Current Term	Independence	Tenure on Board (years)	Principal Occupation
Anat Bird	70	2024	✓	12	President and Chief Executive Officer of SCB Forums, LTD
Karen Dougherty Buchholz	55	2022	✓	4	Executive Vice President of Administration for Comcast Corporation
Francis B. Brake	58	2022	✓	8	President and Co-Founder of Epic Research, LLC
Diego F. Calderin	60	2022	✓	—	Co-founder and Managing Partner of Banbury Systems
Jennifer W. Davis	51	2024	✓	13	Executive Vice President and Chief Operating Officer at the University of Virginia
Michael J. Donahue	63	2024	✓	4	Retired partner of KPMG LLP
Eleuthère I. du Pont	55	2023	✓	9	President of the Longwood Foundation
Nancy J. Foster	60	2023	✓	1	President and Chief Executive Officer of The Risk Management Association
Christopher T. Gheysens	50	2022	✓	5	President & Chief Executive Officer of Wawa, Inc.
Francis J. Leto	62	2023	—	—	Former Chief Executive Officer of Bryn Mawr
Rodger Levenson	61	2022	—	4	Chairman, President and Chief Executive Officer of WSFS
Lynn B. McKee	66	2024	✓	—	Executive Vice President, Human Resources for ARAMARK
David G. Turner	57	2023	✓	8	Managing Partner, Financial Services for all Consulting in North America for IBM
Mark A. Turner (2)	59	2022	—	14	Former Chairman, President and Chief Executive Officer of WSFS

(1)	As of the Record Date.
(2)	Mr. M. Turner’s current term expires at the 2022 Annual Meeting of Stockholders and he will not seek reelection as part of our previously announced long-term succession planning.

In considering nominees, our Board of Directors and the Corporate Governance and Nominating Committee believe our Board of Directors should reflect a wide range of leadership accomplishments, skills, knowledge and experience, among the other factors described in the “Corporate Governance” section. On an annual basis we actively evaluate the efficacy of the entire Board and individual members. We also believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. We aim for a rough balancing of shorter-tenured members (approximately less than 6 years), medium-tenured members (between approximately 6 and 12 years), and longer-tenured members (approximately more than 12 years). Our Board of Directors takes a broad and thoughtful view of diversity, believing that it must understand the diversity of the Associates, Customers and communities that WSFS serves and that our Board of Directors itself should reflect that diversity. The following charts show the composition of our Board of Directors following the Annual Meeting:

WSFS Bank 2022 Proxy Statement	5

Skills, Knowledge, and Experience
Represented on our Board of Directors

Banking / Financial Services Industry Experience in the banking and financial services industry enables our directors to have insights in the competitive landscape and unique needs of our company. 7/13 Executive Leadership Previous leadership roles help our directors find those who will excel while serving in leadership positions within the company. 13/13 Financing Accounting Financial and accounting acumen allow our Board of Directors to analyze our financial statements and our financial reporting practices. 7/13 Regulatory / Risk Management Experience with regulators and risk management assists our directors in understanding both the risks and the opportunities we face in a heavily regulated industry. 7/13 Technology Banking evolves every year and our technology has to evolve with it. Technological literacy facilitates the growth and evolution of our company. 8/13 Local Market We are proud of our legacy as the oldest and largest locally-managed bank and trust company headquartered in the Greater Philadelphia and Delaware region. Our directors share our community roots. 12/13 National / Global We strive to combine a strong local presence in our core geographic markets with national capabilities and global reach. Our Board of Directors members understand the national and international markets. 10/13 Mergers and Acquisitions Our growth strategy includes both organic and acquisition growth and improving our overall customer experience through innovation and leveraging new technologies. Our directors know how to navigate the acquisition landscape. 5/13

Committees and Leadership

The following chart shows the current committees and subcommittees of our Board of Directors, the committee membership and the number of meetings each committee held in 2021.

WSFS Financial Corporation Board of Directors Chairman: Rodger Levenson Lead Independent Director: Jennifer W. Davis
	Audit Committee	Corporate Governance and Nominating Committee	Executive and Risk Committee	Personnel and Compensation Committee	Corporate Development Committee	Delivery Transformation Subcommittee(1)
Chair	David G. Turner	Jennifer W. Davis	Rodger Levenson	Francis B. Brake	Rodger Levenson	Francis B. Brake
Vice Chair	Michael J. Donahue	Karen Dougherty Buchholz	Nancy J. Foster	Christopher T. Gheysens	Anat Bird	Rodger Levenson
Members	Anat Bird Jennifer W. Davis Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Francis B. Brake Eleuthère I. du Pont David G. Turner	Christopher T. Gheysens Jennifer W. Davis Michael J. Donahue Frank J. Leto	Karen Dougherty Buchholz Eleuthère I. du Pont David G. Turner Lynn B. McKee	Francis B. Brake Karen Dougherty Buchholz Michael J. Donahue Christopher T. Gheysens	Anat Bird Christopher T. Gheysens David G. Turner Diego F. Calderin
Meetings	7	4	27	8	5	6
(1)	Delivery Transformation Subcommittee is a subcommittee of the Corporate Development Committee.
(2)	Mr. Mark Turner’s current term expires at the 2022 Annual Meeting of Stockholders and he will not seek reelection as part of our long-term succession planning.
(3)	During 2021, Mr. Levenson routinely attended Audit, Corporate Governance and Nominating and Personnel and Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights on such committees.

WSFS Bank 2022 Proxy Statement	6

Corporate Governance Practices

Our corporate governance practices are designed to ensure safe and sound management of WSFS:

Lead Independent Director

Our Board of Directors recognizes the need for strong independent perspectives. When the Chairman and CEO roles are combined, our Board of Directors requires the appointment of a Lead Independent Director by a majority of independent directors.

Succession

Our Board of Directors and CEO actively participate in the succession planning process so that we continue to build a diverse Board of Directors and executive team with expertise and talents that will continue to contribute to our success.

Diversity

Our Board of Directors believes that it must understand the diversity of the Associates, Customers and communities that WSFS serves and that our Board of Directors itself should reflect that diversity.

Continual Refreshment

We aim for a rough balancing of shorter-tenured members (approximately less than 6 years), medium-tenured members (between approximately 6 and 12 years), and longer-tenured members (approximately more than 12 years).

Independent Directors’ Executive Sessions

At least twice per year, independent directors have regularly scheduled meetings at which only independent directors are present and all independent directors are able to request additional independent directors’ sessions or meetings.

Annual Board Assessment

Our Board of Directors conducts an annual board self-evaluation process and every third year, engages a third-party consultant to conduct the evaluation.

Director Resignation Policy in Uncontested Elections

In an uncontested election, it is our policy that nominees who receive a number of votes in favor of their election which is less than a majority of total votes cast should promptly offer to resign from the Board of Directors.

WSFS Bank 2022 Proxy Statement	7

Environmental, Social and Governance Matters

At WSFS, “We Stand for Service” is more than just a tag line, but rather our daily call to action that is combined with our strong complement of products and services to meet the needs of our diverse communities. Our Board of Directors is responsible for oversight of material risks to our operations, including those that are environmental and social in nature, as well as oversight of Environmental, Social, and Governance (“ESG”) efforts generally.

For a detailed description of the Company’s ESG Report, go to the website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”). The ESG Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Environmental

We are committed to balancing the evolving needs of our Customers, including access to physical banking locations, with the need to minimize our adverse impact on the environment. We are focused in particular on our physical footprint by seeking opportunities to optimize our branch network and providing hundreds of ATMs that provide Customers access to bank services without the need for full banking offices. We also continue to invest heavily in our Delivery Transformation initiative to keep up with rapid technological changes. All of these efforts are aimed to further reduce our adverse environmental impact.

Social

We encourage Associates to volunteer with nonprofits of their choice, and we stand behind that encouragement by offering each Associate four hours per month of compensated work time for participation in volunteer activities. In 2021, Associate volunteers logged 13,229 hours including online financial literacy and community service hours. We made more than $600,000 in large dollar grants to 15 different organizations in addition to more than $1,600,000 in contributions to 465 other charitable organizations in our communities. We also serve and invest in low-to-moderate income communities by partnering with nonprofits that work to, among other things, increase responsible home ownership, extending mortgage loans to borrowers in those communities and making direct contributions and investments in those communities.

Governance

One of our corporate values is integrity, which to us means “we do the right thing.” We are dedicated to operating in accordance with sound governance practices and principles, as described above in “—Corporate Governance Practices.” In addition, our commitment to diversity, equity and inclusion starts with our Board of Directors, where 50% of our Directors are women or minorities. In 2021, we furthered our commitment to diversity, equity and inclusion by hiring a Director of Diversity, Equity & Inclusion, who is working with our Executive Leadership Team and senior leaders to infuse diversity, equity and inclusion into all we do as a Company.

WSFS Bank 2022 Proxy Statement	8

Executive Compensation Practices

The following fundamental principles underlie our executive compensation philosophy and design:

We strive to be competitive in base pay, taking into consideration salaries of similar positions at comparable financial institutions in our peer group, allowing for exceptions in particular circumstances. We structure our incentive compensation system to provide rewards for performance that reflect our strategic plan and balance executives' focus on both annual goals and our long-term success, without creating undue risk. Our total compensation for expected performance levels is targeted at levels similar to those at comparable financial institutions in our peer group. For top performance, we provide total compensation reflecting that superior performance.

We have designed our executive compensation practices to support good governance and mitigate excessive risk-taking:

Performance-based Compensation
We make a significant portion of executives' compensation performance-based and focused on stockholder value.

No Single-Trigger Golden Parachutes or Multi-Year Guaranteed Bonuses
We do not enter into employment contracts with executives containing single-trigger golden parachutes or multi-year guaranteed bonuses.

No Gross-up Payments
We do not provide gross-up payments to cover personal income or excise taxes that pertain to executive or severance benefits.

No Hedging or Pledging
We do not permit hedging, collars, short sales or other derivative transactions or pledging transactions involving our common stock by our executives.

Stock Ownership Guidelines Our guidelines require significant stock ownership for our Executive Leadership Team and our Board of Directors. Say on Pay We conduct annual Say-on-Pay votes. The 2021 Say-on-Pay vote was approved by 99.0% of the shares present in person by participation or represented by proxy at the 2021 Annual Meeting of Stockholders and entitled to vote on the proposal. Balanced Compensation We balance executives' short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results. Double Trigger Change-in-Control Our compensation program imposes a double-trigger for equity incentive awards which do not vest solely upon a change- in-control, but also require a qualifying termination of employment following a change-in-control. Independent Compensation Consultant We engage an independent compensation consultant who performs no other work for us other than as an advisor on executive leadership compensation matters. Clawback Policy We have a policy permitting us to recoup certain incentive compensation in the event of fraud or other misconduct or financial restatements. Performance-based Compensation We make a significant portion of executives' co

WSFS Bank 2022 Proxy Statement	9

Executive Leadership Team

The daily operations of our Company are supervised by the following members of our Executive Leadership Team:

Name	Age	Position	Year Assumed Current Position	Year Hired by WSFS
Rodger Levenson	61	Chairman, President and CEO	2020	2006
Arthur J. Bacci	62	EVP and Chief Wealth Officer	2018	2018
Lisa Brubaker	58	EVP and Chief Information Officer	2020	1987
Dominic C. Canuso, C.F.A.	47	EVP and Chief Financial Officer	2016	2016
Steve Clark	64	EVP and Chief Commercial Banking Officer	2016	2002
Michael L. Conklin	53	EVP and Chief Human Resources Officer	2020	2020
Christine E. Davis*	44	EVP and Chief Risk Officer	2022	1999
Shari Kruzinski	52	EVP and Chief Customer Officer	2021	1989
Michael P. Reed*	50	EVP and Chief Risk Officer	2020	2020
Patrick J. Ward	66	EVP and Pennsylvania Market President of the Bank	2016	2016
Richard M. Wright	69	EVP and Chief Retail Banking Officer	2006	2006

* Effective March 28, 2022, Michael P. Reed will help transition Ms. Davis into the Chief Risk Officer role as he departs on April 30, 2022.

WSFS Bank 2022 Proxy Statement	10

Proposal 1: Election of Directors

CORPORATE GOVERNANCE

At WSFS, We Stand for Service is our mission and our daily call to action. Our Board of Directors has nominated the following nominees to be members of our Board of Directors for their strong character and business acumen and because we believe they embody the values at the core of our culture: to do the right thing, serve others, be welcoming, open and candid and have the ability to help the Company grow and improve:

For a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2025:

•	Mr. Francis B. Brake
•	Ms. Karen Dougherty Buchholz
•	Mr. Diego F. Calderin
•	Mr. Christopher T. Gheysens
•	Mr. Rodger Levenson

ABOUT OUR BOARD OF DIRECTORS AND THE COMPANY

Our Board of Directors consists of 14 members and is divided into three “classes,” with each class serving for a term of three years. Five directors have terms that expire at the 2022 Annual Meeting. Mr. Mark Turner will not be standing for renomination as part of our long-term succession planning; as a result, following the Annual Meeting, our Board of Directors will consist of 13 members. Each of the nominees are current directors of WSFS and have been recommended by the Corporate Governance and Nominating Committee. We provide more information about our directors, director nominees and our Executive Leadership Team, including our executive officers on the following pages. Currently, all directors of WSFS also serve as directors of the Bank.

ABOUT YOUR VOTE

•	The election of each nominee requires the affirmative vote of a plurality of the votes cast, meaning that the nominees who receive the greatest number of votes are elected.
•	We permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. Refer to the section titled “Meeting and Other Information” for more information about how to exercise cumulative voting.
•	Executed proxies received from holders of common stock of WSFS will be voted for the election of such nominees unless marked to the contrary.
•	If any nominee becomes unable to serve, which is not anticipated, the proxy will be voted for a substitute nominee to be designated by our Board of Directors or the number of directors will be reduced.
•	Abstentions and broker non-votes are treated as present for quorum purposes only and will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore, will have no effect on the election of directors.
•	The proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote FOR each of the nominees listed on the following pages.

WSFS Bank 2022 Proxy Statement	11

Biographies of Director Nominees

Francis B. Brake Age: 58 Director since: 2014

Committees: Corporate Governance & Nominating Committee Personnel & Compensation Committee Corporate Development Committee Delivery Transformation Subcommittee

Francis B. Brake, 58, has been a director of WSFS Financial Corporation since 2014. His current term expires at the 2022 Annual Meeting of Stockholders. Mr. Brake brings expertise in marketing, entrepreneurship, innovation, product development, business partnerships, financial services, and executive leadership to our Board of Directors.

Experience:

•   President and Co-Founder of Epic Research, LLC (2007 to present)

•   Managing Director and Chief Marketing Officer for Juniper Bank/ Barclaycard US (2000 to 2007)

•   Various positions including Executive Vice President, Marketing at First USA Bank (1994 to 2000)

Board Service and Memberships:

•   Board of Directors of Smarter Agent, LLC

•   Board of Directors of the Chester Foundation

•   Former director of Barclays Bank Delaware

Education:

•   Bachelor of Arts in Government from The College of William and Mary

•   Master of Business Administration from The Darden Graduate School of Business, University of Virginia

Karen Dougherty Buchholz Age: 55 Director since: 2019

Committees: Corporate Governance & Nominating Committee Personnel & Compensation Committee Corporate Development Committee Wealth Management Fiduciary Committee

Karen Dougherty Buchholz, 55, has been a director of WSFS Financial Corporation since March 2019. Her current term expires at the 2022 Annual Meeting of Stockholders. Ms. Buchholz provides our Board of Directors with extensive public company oversight and leadership experience, knowledge of local and national markets, technology expertise and experience outside the financial services industry.

Experience:

•   Executive Vice President of Administration of Comcast Corporation (May 2020 to present)

•   Chief Diversity Officer of Comcast Corporation (December 2019 to October 2020)

•   Senior Vice President of Administration of Comcast Corporation (March 2014 to May 2020)

•   Trustee of Beneficial Bank (2009 to 2014)

Board Service and Memberships:

•   Board of Directors of FS Credit Real Estate Income Trust

•   Board of Trustees of Drexel University

•   Global Board of Directors of Women in Cable Telecommunications

•   Board of Directors of the Museum of the American Revolution

•   Board of Directors of the Philadelphia Convention and Visitors Bureau

•   Former director of Beneficial Bancorp. Inc. (“Beneficial”)

Education:

•   Undergraduate degree from Dickinson College

•      Master’s degree in organizational dynamics from the University of Pennsylvania

WSFS Bank 2022 Proxy Statement	12

Christopher T. Gheysens Age: 50 Director since: 2017

Committees: Corporate Development Committee Audit Committee Wealth Fiduciary Audit Committee Executive and Risk Committee Personnel & Compensation Committee Delivery Transformation Subcommittee

Christopher T. Gheysens, 50, has been a director of WSFS Financial Corporation since 2017. His current term expires at the 2022 Annual Meeting of Stockholders. Mr. Gheysens brings finance, auditing, strategic planning, retail operations, local and national market, and executive leadership expertise to our Board of Directors from his experience with Wawa, Inc. a chain of more than 920 convenience stores and background as an accountant.

Experience:

•  President  & Chief Executive Officer of Wawa, Inc. (2013 to present)

•  Chief Financial and Administrative Officer of Wawa, Inc. (January 2007 to December 2012)

Board Service and Memberships:

•  Trustee on Villanova University’s Board of Trustees

•  Children’s Hospital of Philadelphia Board of Overseers

•  Chairman of the Children’s Hospital of Philadelphia’s Board of Trustees

•  Former director of the National Association of Convenience Stores (NACS)

•  Former chairperson of the Dean’s Advisory Council for the Villanova School of Business

•  Former member of the Economic and Community Advisory Committee for the Federal Reserve Bank of Philadelphia

Education:

•  Bachelor of Science in Accountancy from Villanova University School of Business

•  Master of Business Administration from Saint Joseph’s University

•   Former Certified Public Accountant in New Jersey

Rodger Levenson Age: 61 Director since: 2020

Committees: Executive and Risk Committee Corporate Development Committee Delivery Transformation Subcommittee

Rodger Levenson, 61, has been Chairman of our Board of Directors since January 1, 2020. His term expires at the 2022 Annual Meeting of Stockholders. Mr. Levenson brings extensive banking, finance, lending, risk management, regulatory, mergers and acquisitions, governance, executive management, and local market expertise to our Board of Directors.

Experience:

•    President and Chief Executive Officer of WSFS (January 2019 to present)

•  Executive Vice President and Chief Operating Officer of WSFS (July 2017 to December 2018)

•     Executive Vice President and Chief Corporate Development Officer of WSFS (June 2016 to July 2017)

•  Interim Executive Vice President and Chief Financial Officer of WSFS (April 2015 to June 2016)

•  Executive Vice President and Chief Commercial Banking Officer of WSFS (2006 to April 2015)

•  Senior Vice President and Manager at Citizens Bank (2003 to 2006)

Board Service and Memberships:

•  Board of Directors of The Chamber of Commerce for Greater Philadelphia

•  Board of Directors of Delaware State Chamber of Commerce

•  Member of the Delaware Business Roundtable

•  Executive Board Member of The Wilmington Alliance

•  Former chairman and director of the Delaware Bankers Association

Education:

•  Bachelor of Business Administration in Finance from Temple University

•  Master of Business Administration from Drexel University

•  Leadership courses at the Wharton School of Business, Center for Creative Leadership, and Harvard University School of Business

WSFS Bank 2022 Proxy Statement	13

Diego F. Calderin Age: 60 Director since: 2022

Committees: Delivery Transformation Subcommittee Wealth Management Fiduciary Committee

Diego F. Calderin, 60, has been a director of WSFS Financial Corporation since 2022 when he was appointed to our Board of Directors pursuant to the Agreement and Plan of Merger, dated March 9, 2021, by and between WSFS Financial Corporation and Bryn Mawr (the "Merger Agreement"). His current term expires at the 2022 Annual Meeting of Stockholders. Mr. Calderin's significant experience in the technology, wealth management and financial services industries brings to our Board of Directors critical skills in these key areas affecting our business.

Experience:

•  Co-founder and Managing Partner of Banbury Systems (a data acquisition platform company which provides inventory tracking using highly advanced RFID readers with GPS and cellular transmission) (January 2016 to December 2020)

•  Co-founder and Chief Technology Officer of Anexinet (an award- winning Digital Systems Integration company) (January 2000 to December 2014)

Board Service and Memberships:

•  Former director of Bryn Mawr and The Bryn Mawr Trust Company ("Bryn Mawr Trust")

•  Former member of Board of Trustees for LaSalle University

•  Former member of Board of Trustees of Haverford Trust Company

•  Former Board Chairman of CVIM, a philanthropic organization that provides healthcare services to the working poor of Chester County, PA

Education:

•  Bachelor of Arts in Computer Sciences from LaSalle University

•  Master’s degree in engineering from Pennsylvania State University

WSFS Bank 2022 Proxy Statement	14

Other Continuing Directors

Anat Bird Age: 70 Director since: 2010

Committees: Corporate Development Committee Audit Committee Wealth Fiduciary Audit Committee Delivery Transformation Subcommittee Wealth Management Fiduciary Committee

Anat Bird, 70, has been a director of WSFS Financial Corporation since 2010. Her current term expires at the 2024 Annual Meeting of Stockholders. Ms. Bird brings a broad range of banking experience as well as strategic planning, mergers and acquisitions, regulatory, risk, financial, and executive management experience from a national and global perspective to our Board of Directors.

Experience:

•  President and Chief Executive Officer of SCB Forums, LTD (1994 to present)

•  President and CEO of California Community Bancshares (March 2001 to November 2001)

•  Executive Vice President of Wells Fargo Bank (1997 to 2001)

•  Senior Executive Vice President, Chief Operating Officer of Norwest Bank (1997 to 2001)

•  Senior Executive Vice President, Chief Operating Officer of Norwest Bank (1997 to 2001)

Board Service and Memberships:

•  Board of Directors for MidFirst Bank in Oklahoma City, Oklahoma (2003 to present)

•  Former member of the Boards of Sterling Bank (2002 to 2011), Sun Bancorp, Inc. (2008 to 2009), First Indiana Bank (2002 to 2007) and AmTrust Bank (2008 to 2009)

Education:

•  Bachelor of Arts in International Relations and master’s degree in International Relations and Psychology from Hebrew University in Jerusalem

•  MBA in Finance from American University

•  Diploma in Corporate Strategic Planning from the Wharton School of Business

Jennifer W. Davis Age: 51 Director since: 2009

Committees: Corporate Governance & Nominating Committee Audit Committee Wealth Fiduciary Audit Committee Executive and Risk Committee

Jennifer W. Davis, 51, has been a director of WSFS Financial Corporation since 2009 and has served as our Lead Independent Director since 2021. Her current term expires at the 2024 Annual Meeting of Stockholders. Ms. Davis brings knowledge of human resources, technology, finance, risk management and executive leadership expertise to our Board of Directors from both a local and national perspective.

Experience:

•  Executive Vice President and Chief Operating Officer at the University of Virginia (2018 to present) overseeing the areas of finance, human resources, accounting, treasury, facilities, audit, compliance, Enterprise Risk Management, technology, public safety, and auxiliary services

•  Senior Vice President and Chief Financial Officer at George Mason University (2013 to 2018)

•  Vice President for Finance and Administration of the University of Delaware (2008 to 2013)

•  Cabinet Secretary-Director of the Office of Management and Budget for the State of Delaware (2005 to 2008)

•  Budget Director, Deputy Secretary of Education and Associate Secretary of Education for policy and administrative services for the State of Delaware (2002 to 2005)

Education:

•  Undergraduate degree in political science and master’s degree in policy analysis from Pennsylvania State University

WSFS Bank 2022 Proxy Statement	15

Michael J. Donahue Age: 63 Director since: 2019

Committees: Corporate Development Committee Audit Committee Wealth Fiduciary Audit Committee Executive and Risk Committee Wealth Management Fiduciary Committee

Michael J. Donahue, 63, has been a director of WSFS Financial Corporation since March 2019. His current term expires at the 2024 Annual Meeting of Stockholders. Having served on the board of directors for a total of 20 public and private corporation, Mr. Donahue provides our Board of Directors with significant risk management and public company oversight experience, technology strategy and information systems experience, and experience in mergers and acquisitions at a local and national level.

Experience:

•  Donahue Consulting, Inc. (2015 to present)

•  Advisor to NewSpring Capital (2015 to present)

•  Trustee and then director of Beneficial (2015 to 2019)

•  Group Executive Vice President and Chief Operating Officer of KPMG Consulting, Inc. following its spin-off led by Mr. Donahue (February 2000 to February 2005)

•  Managing Partner, Consulting of KPMG Consulting, Inc. (1991 to 2000)

Board Service and Memberships:

•  Member of the Provost’s Board of Villanova University and endowed the Donahue Family Analytics Program at the Villanova School of Business.

•  Independent director of Gluware (February 2021-present)

•  Independent director of SiteSpect (2015- present)

•  Former independent director of Mobiquity (2014-2020)

•  Former member of the Board of Directors of KPMG LLP (US), KPMG Consulting KK (Japan) and Chairman of the Supervisory Board of KPMG Consulting AG (Germany, Austria and Switzerland)

Education:

•  Bachelor’s degrees in economics and history from the University of Pennsylvania

•  International Management Program at the Wharton School of Business

Nancy J. Foster Age: 60 Director since: 2020

Committees: Audit Committee Wealth Fiduciary Audit Committee Executive and Risk Committee

Nancy J. Foster, 60, has been a director of WSFS Financial Corporation since November 2020. Her current term expires at the 2023 Annual Meeting of Stockholders. Ms. Foster brings an extensive knowledge of commercial banking, risk management, commercial lending and business transformation.

Experience:

•  President and Chief Executive Officer of The Risk Management Association (RMA), where she works with the board, chapters, regulators and institutional members to advance sound risk management practices among financial institutions (December 2017 to present)

•  Executive Vice President, Chief Risk Officer and Head of Personal Financial Services at Park Sterling Bank (November 2010 to November 2017)

•  Chief Risk Officer of CIT Group, Inc. (2007 to 2010)

•  Group Senior Vice President and several roles in middle market lending and credit risk management at LaSalle Bank Corporation (1983 to 2006)

Education:

•  Bachelor’s degrees in finance and economics from Illinois State University

•  Master’s degree in business administration in finance and strategy from the University of Chicago Booth School of Business

WSFS Bank 2022 Proxy Statement	16

Eleuthère I. du Pont Age: 55 Director since: 2013

Committees: Corporate Governance & Nominating Committee Personnel & Compensation Committee Audit Committee Wealth Fiduciary Audit Committee Wealth Management Fiduciary Committee

Eleuthère I. du Pont, 55, has been a director of WSFS Financial Corporation since 2013. His current term expires at the 2023 Annual Meeting of Stockholders. He served as our Lead Independent Director from 2016 to 2021. Mr. du Pont brings significant expertise in corporate governance, accounting, finance, operations, retail, information technology and investment management to our Board of Directors.

Experience:

•  President of the Longwood Foundation, a private foundation principally supporting charitable organizations (2008 to present)

•  Senior Vice President, Operations and Chief Financial Officer of drugstore.com (2007 to 2008)

Board Service and Memberships:

•  Director of E.I. du Pont de Nemours and Company (serving as an ex-officio member of the Board during the merger of equals with Dow)

Education:

•  Bachelor of Science degree in Mechanical Engineering

•  Master’s degree in Business Administration from Stanford University

Francis J. Leto Age: 62 Director since: 2022

Committees: Executive and Risk Committee Wealth Management Fiduciary Committee

Francis J. Leto, 62, has been a director of WSFS Financial Corporation since 2022 when he was appointed to our Board of Directors pursuant to the Merger Agreement. His current term expires at the 2023 Annual Meeting of Stockholders. Mr. Leto's deep and comprehensive knowledge of the entire Bryn Mawr organization and its operations, background as a lawyer, many years of experience in real estate, corporate and business development, along with his service to several local foundations and non-profits brings significant value to our Board of Directors.

Experience:

•  Chief Executive Officer of Bryn Mawr and Bryn Mawr Trust (January 2015 to January 2022)

•  President of Bryn Mawr (May 2014 to January 2022)

•  President of Bryn Mawr Trust (May 2014 to December 2017)

•  Chief Operating Officer of Bryn Mawr (May 2014 to December 2014)

•  Executive Vice President and head of Bryn Mawr Trust’s Wealth Management Division from (2009 to 2014)

•  General Counsel of Bryn Mawr Bank (2012 to 2014)

Board Service and Memberships:

•  Former director of Bryn Mawr and Bryn Mawr Trust

•  Former Chairman and Trustee of Bryn Mawr Trust’s proprietary mutual fund, BMT Investment Funds, an SEC-registered investment company

Education:

•  Bachelor of arts in political science from St. Joseph’s University

•  Juris doctorate from the Delaware Law School at Widener University

WSFS Bank 2022 Proxy Statement	17

Lynn B. McKee Age: 66 Director since: 2022

Committees: Personnel & Compensation Committee

Lynn B. McKee, 66, has been a director of WSFS Financial Corporation since 2022 when she was appointed to our Board of Directors pursuant to the Merger Agreement. Her current term expires at the 2024 Annual Meeting of Stockholders. Ms. McKee brings to our Board of Directors extensive corporate level and day-to-day experience in employment, compensation and benefits matters at the regional, national and international levels.

Experience:

•  Executive Vice President, Human Resources for ARAMARK (NYSE: ARMK), a global leader in food, facilities and uniform services (2004 to present), with Board level responsibilities for all human resources issues at ARAMARK, including compensation, benefits, talent management and labor and employee relations, and is the point person for all matters related to ARAMARK’s Executive Leadership Team.

•  Several key positions for ARAMARK (1980 to 2004), including Director of Employee Relations, Vice President Executive Development, and Compensation and Senior Vice President Human Resources, ARAMARK Global Food, Hospitality and Facility Services.

Board Service and Memberships:

•  Former director of Bryn Mawr and Bryn Mawr Trust

•  St. Joseph's University Board of Trustees (2007 to 2016)

Education:

•  Bachelors’ degree in accounting from St. Joseph’s University

•  Master of Business Administration from Drexel University

David G. Turner Age: 57 Director since: 2013

Committees: Corporate Governance & Nominating Committee Personnel & Compensation Committee Audit Committee Wealth Fiduciary Audit Committee Delivery Transformation Subcommittee

David G. Turner, 57, has been a director of WSFS Financial Corporation since 2013. His current term expires at the 2023 Annual Meeting of Stockholders. Mr. Turner brings significant expertise in banking and financial markets with experience in the areas of P&L management, product development, marketing, sales, analytics, technology, channels and customer experience.

Experience:

•  Managing Partner for Financial Services for all Consulting in North America for IBM (June 2019 to present)

•  Vice President & Partner, Service Line Leader for North America Global Business Services for IBM (August 2013 to June 2019)

•  Former Global Industry Leader, Financial Services Big Data, Analytics and Cognitive Industry Platforms in the Global Services Division for IBM (August 2010 to May 2013)

•  Founder of Sovereign Partners Consulting, LLC working with key major banking clients worldwide focusing on strategy and IT consulting (2009 to 2010)

Board Service and Memberships:

•  Distinguished Industry Leader - Banking/Financial Markets - IBM’s Industry Academy

•  Former Chairman of the Board of Trustees of Delaware State University

• Former Director of the US Chamber of Commerce

Education:

•  Bachelor of Science in Computer Science/Mathematics from Delaware State University

•  Master of Sciences in MIS from Fairleigh Dickenson University

•  Dartmouth-Amos Tuck Executive MBA Education Program

WSFS Bank 2022 Proxy Statement	18

Our Director Nomination and Selection Process

The Corporate Governance and Nominating Committee is responsible for identifying and recommending qualified individuals as candidates for membership on our Board of Directors. It solicits recommendations from our officers, and also considers and evaluates candidates recommended by our stockholders. For more information on how to submit a recommendation for a director candidate, see “Meeting and Other Information” below.

After reviewing the recommendations of the Corporate Governance and Nominating Committee, our Board of Directors considers the individuals’ qualifications and nominates the candidates for your consideration.

Our Board of Directors and the Corporate Governance and Nominating Committee considers:

•	Our Board of Directors’ current makeup to assure director candidates possess a wide range of leadership accomplishments, skills, knowledge and experience described in the proxy summary section;
•	Directors’ and nominees’ knowledge about the business activities and market areas in which we and our subsidiaries engage;
•	Whether a candidate possesses a breadth of knowledge and experience to enable him or her to make a meaningful contribution to the governance of a complex, multi-billion dollar financial institution;
•	Corporate values and culture, including diverse perspectives, experiences, and backgrounds, such as geography, age, gender, race and ethnicity; and
•	Candidates’ prominence in their fields and management experience.

The Corporate Governance and Nominating Committee engages a third-party consulting firm to assist in identifying future nominees to help build a more diverse Board of Directors with the appropriate expertise and talents that will continue to contribute to the success of WSFS. This consultant also assists with evaluating, interviewing and performing reference checks on potential nominees to our Board of Directors. Our consultant receives compensation for this service depending on the parameters of the research and the number of nominees. The candidates are then evaluated against the anticipated skills and experience needed on our Board of Directors.

Independence

We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. Consistent with Nasdaq Stock Market (“Nasdaq”) director independence listing standards, our Board Principles and Guidelines and SEC requirements, our Board of Directors carefully evaluates any circumstances, transactions or relationships that we believe could have an impact on whether or not the members of our Board of Directors are independent of us and our subsidiaries, including the Bank, and are able to conduct their duties and responsibilities as directors without any personal interests that would interfere or conflict with those duties and responsibilities. A director will be considered independent if our Board of Directors has affirmatively determined (i) that the director does not have a direct or indirect material relationship with WSFS as a partner, stockholder, or Associate of either WSFS or another related entity and (ii) that there are no other factors that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors carefully considers all relevant information when determining independence status, including, but not limited to, banking, employment, compensation, consulting fees, advisory fees, related organizations, charitable contributions, board and committee positions (both at WSFS and other companies), affiliations, commercial transactions, relationships with our auditor, payments for property or services and other relationships and transactions involving each director or immediate family member and their related interests and the Company.

Other than Mr. Levenson, Mr. M. Turner and Mr. Leto, our Board of Directors has determined that each director who either served on the Board of Directors during the year ended December 31, 2021 or currently serves on our Board of Directors, and each nominee is independent under Nasdaq director independence listing standards.

WSFS Bank 2022 Proxy Statement	19

Board Structure and Roles

Leadership

The leadership of our Board of Directors is comprised of: (i) our Chairman (who also serves as our President and CEO), (ii) our Lead Independent Director and (iii) our committee chairs.

Chairman

Rodger Levenson was elected Chairman of our Board of Directors (“Chairman”) effective January 1, 2020 and has served as our President and CEO since January 2019. He was elected Chairman because of his unique experience and extensive knowledge of WSFS and local markets, leadership qualities, business acumen and standing in the community. The Chairman participates in other committees of our Board of Directors in an advisory manner, recommends the appointment of committee chairs and committee members, ensures committee rotation, develops the agendas of the Board and Annual Meetings and represents our Board of Directors in the community.

Our Board of Directors reviews its leadership structure annually. Our Board of Directors determines whether the Chairman and CEO roles will be held by the same person based on its assessment of what is in the best interests of the Company and its stockholders at a given point in time, the leadership qualities and experience of the individual, and the composition of our Board of Directors. At the time of Mr. Levenson’s election, our Board of Directors considered whether to combine the roles of Chairman and CEO, and ultimately determined that a combined role was the best way to implement WSFS’ strategic plan. Furthermore, our Board of Directors continues to evaluate the combined role and in light of the acquisition of Bryn Mawr and the technological evolution of WSFS and has determined that, during this period of change, a single point of leadership is in the best interests of WSFS. Mr. Levenson’s service as both Chairman and CEO reflects his strategic vision and leadership of WSFS through a period of strong performance and highly disciplined growth.

Our Board of Directors also recognizes the need for strong independent perspectives. Therefore, when the Chairman and CEO roles are combined, our Board of Directors requires that the appointment of the Lead Independent Director be approved by a majority vote from all independent directors.

Lead Independent Director

Jennifer W. Davis has been our Lead Independent Director since July 2021. From July, 2016 through June 2021, Eleuthère I. du Pont served as our Lead Independent Director. The Lead Independent Director is an independent director and has been designated by our Board of Directors to lead our Board of Directors in fulfilling its duties effectively, efficiently, and independently of management.

The Lead Independent Director presides at meetings of our Board of Directors at which the Chairman is not present, collaborates with the Chairman and the independent directors, meets with the independent directors without management present, provides input on and approves the meeting agendas, ensures delegated committee functions are carried out, evaluates the effectiveness of our Board of Directors and its committees, including oversight of the annual Board self-evaluation process; and consultation and/or direct communication with major stockholders.

Collaboration Between the Chairman and Lead Independent Director

Our Chairman and Lead Independent Director connect our management and our Board of Directors to support our Board of Directors working as a cohesive team, including by:

•	Providing adequate resources to our Board of Directors by way of full, timely, and relevant information;
•	Facilitating appropriate continuing education;
•	Arranging adequate orientation for new directors;
•	Meeting with individual directors;
•	Maintaining a process for monitoring legislation and best practices which relate to the responsibilities of our Board of Directors;
•	Recommending the retention of advisers and consultants; and
•	Ensuring that committee members have appropriate input to the proxy statement relating to their committees.

Committee Chairs

Our committee chairs are responsible for the development, management, effective performance of their individual committees, and provide leadership to our Board of Directors regarding all aspects related to their committee’s work.

WSFS Bank 2022 Proxy Statement	20

Committees

Our Board of Directors has established several committees: the Audit Committee, the Corporate Governance and Nominating Committee, the Executive and Risk Committee, the Personnel and Compensation Committee, the Corporate Development Committee and the Delivery Transformation Subcommittee, a subcommittee of the Corporate Development Committee, and the Board of Directors of Wilmington Savings Fund Society, FSB ("WSFS Bank") has established a Wealth Management Fiduciary Committee and a Wealth Management Fiduciary Audit Committee. Our Board of Directors has the authority to establish or eliminate existing committees, and the committee structure is reviewed annually by the Corporate Governance and Nominating Committee.

Our Board of Directors is responsible for oversight of material risks to our operations, including those that are environmental, social and governance in nature, as well as oversight of our ESG efforts generally.

	Audit Committee	Corporate Governance and Nominating Committee	Executive and Risk Committee	Personnel and Compensation Committee	Corporate Development Committee	Delivery Transformation Subcommittee(1)	Wealth Management Fiduciary Committee(2)	Wealth Management Fiduciary Audit Committee(2)
Anat Bird	✓				✓	✓	✓	✓
Karen D. Buchholz		✓		✓	✓		✓
Francis B. Brake		✓		C	✓	C
Diego F. Calderin						✓	✓
Jennifer W. Davis	✓	C	✓					✓
Michael J. Donahue	✓		✓		✓			✓
Eleuthère I. du Pont	✓	✓		✓			✓	✓
Nancy J. Foster	✓		✓				C	✓
Christopher T. Gheysens	✓		✓	✓	✓	✓		✓
Francis J. Leto			✓
Rodger Levenson(3)			C		C	✓	✓
Lynn B. McKee				✓
David G. Turner	C	✓		✓		✓		C
Mark A. Turner(4)			✓		✓	✓
2021 Meetings (#)	7	4	27	8	5	6	6	4

C = Chair

(1)	Delivery Transformation Subcommittee is a subcommittee of the Corporate Development Committee.
(2)	The Wealth Management Fiduciary Committee and Wealth Management Fiduciary Audit Committee are committees of the Bank Board of Directors.
(3)	During 2021, Mr. Levenson routinely attended Corporate Governance and Nominating, Audit, Wealth Management Fiduciary Audit, and Personnel and Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights.
(4)	Mr. M. Turner’s current term expires at the 2022 Annual Meeting of Stockholders and he will not seek reelection as part of our previously announced long-term succession plan.

Committee Membership

The Corporate Governance and Nominating Committee makes recommendations to our Board of Directors for appointments to the committees of our Board of Directors, taking into consideration recommendations from our Chairman. All committees must be comprised of at least three directors, and directors may serve on more than one committee. Our Board of Directors makes a final appointment after a majority decision is reached. Each Committee elects its Chair in a process overseen by the Corporate Governance and Nominating Committee. While the Audit Committee, Personnel and Compensation Committee and Corporate Governance and Nominating Committee are fully independent, all other committees of our Board of Directors should have a majority of independent directors. Generally, independent directors should serve on a balanced number of committees. All directors should rotate and serve on all committees (other than the three core committees that are completely independent), including at least one to two years on the Executive and Risk Committee. However, the Corporate Governance and Nominating Committee may rotate standing committee members periodically. Committee members should serve no more than seven consecutive years on a particular committee.

WSFS Bank 2022 Proxy Statement	21

Audit Committee	Corporate Governance and Nominating Committee

MEMBERS:
Chair: David G. Turner	Chair: Jennifer W. Davis
Members: Michael J. Donahue, Vice Chair Anat Bird Jennifer W. Davis Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Members: Karen D. Buchholz, Vice Chair Francis B. Brake Eleuthère I. du Pont David G. Turner
KEY RESPONSIBILITIES:

•   Assisting our Board of Directors in overseeing our internal control over financial reporting, disclosure controls and procedures, and other internal controls;

•   Overseeing the Company’s internal audit and loan review function and its independent registered public accounting firm;

•   Reviewing the Company’s earnings and financial statements;

•   Establishing procedures for treatment of confidential, anonymous complaints;

•   Reviewing the selection of the Company’s lead external audit partner pursuant to the rotation policy (five years); and

•   Approving and recommending the selection of the independent registered public accounting firm.

•   Supervising the adoption of corporate governance guidelines and policies applicable to the Company;

•   Recommending qualified nominees for election to our Board of Directors and its committees;

•   Reviewing Board compensation;

•   Overseeing the evaluation of our Board of Directors and management;

•   Managing Board succession and assisting our Board of Directors with CEO succession; and

•   Reviewing and providing oversight over all related party transactions to ensure that no conflict of interests exists.

MEMBERSHIP:

Each member of the Audit Committee is “independent” as defined in the listing standards of Nasdaq and also meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee.

For bank regulatory purposes, David G. Turner is also considered a banking and financial expert.

Each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq.
MEETINGS:
The committee held 7 meetings and met regularly in executive sessions during 2021.	The committee held 4 meetings and met regularly in executive sessions during 2021.

WSFS Bank 2022 Proxy Statement	22

Executive and Risk Committee	Personnel and Compensation Committee

MEMBERS:
Chair: Rodger Levenson	Chair: Francis B. Brake
Members: Mark A. Turner, Vice Chair Christopher T. Gheysens Jennifer W. Davis Michael J. Donahue Nancy J. Foster Frank J. Leto	Members: Christopher T. Gheysens, Vice Chair Karen D. Buchholz Eleuthère I. duPont David G. Turner Lynn B. McKee
KEY RESPONSIBILITIES:

•   Overseeing the operation of the Company’s Enterprise Risk Management (“ERM”) framework and Company’s risk appetite statement and the alignment of the Company’s risk appetite with the Company’s strategic, capital and financial plans;

•   Approving and recommending the ERM framework and the risk appetite statement to our Board of Directors for approval;

•   Reviewing reports on selected risk topics, including emerging risks and cybersecurity;

•   Reviewing and discussing with management significant regulatory reports and reported risk management deficiencies of the Company and remediation plans related to risk management;

•   Reviewing routine items needing the approval of our Board of Directors (such as large lending relationships) summary credit quality reports, and to review and approve for submission to our Board of Directors for its approval of the Company’s key risk policies; and

•   Reviewing and approving all insider loans or lending relationships in accordance with the Company’s written policy.

•   Providing oversight and guidance with respect to personnel and compensation policies and practices;

•   Enabling the Company to create and maintain competitive programs;

•   Ensuring that personnel and compensation policies support the Company’s strategic mission and comply with all applicable legal and regulatory requirements;

•   Overseeing the executive compensation programs and management’s implementation of compensation programs;

•   Reviewing and approving an annual report on executive compensation and Associate incentive compensation plans prepared by our risk officers;

•   Reviewing and making recommendations to our Board of Directors with respect to the CEO’s compensation without the CEO’s presence;

•   Looking to the Company’s overall strategy and the results on the most recent “Say on Pay;”

•   Reviewing the Executive Compensation Discussion and Analysis (“CD&A”) the compensation risk assessment and the Compensation Committee report and recommending to our Board of Directors their approval and inclusion in this proxy.

MEMBERSHIP:
A majority of the members of the Executive and Risk Committee are "independent" as defined by the listing standards of Nasdaq. In addition, Ms. Foster and Mssrs. Leto, Levenson and Turner have risk management expertise and experience.

Each member of our Personnel and Compensation Committee is “independent” as defined by the listing standards of Nasdaq. In addition, the members of the Personnel and Compensation Committee each qualify as independent under Rule 10C-1 under the Exchange Act.

MEETINGS:
The committee held 27 meetings and met regularly in executive sessions during 2021.	The committee held 8 meetings and met regularly in executive sessions during 2021.

WSFS Bank 2022 Proxy Statement	23

Corporate Development Committee

The Corporate Development Committee assists our Board of Directors and management in reviewing and assessing potential acquisitions, strategic investments, joint ventures and divestitures. It meets as frequently as necessary, but at least four times annually. The committee is chaired by Mr. Levenson. The committee held 5 meetings and met regularly in executive sessions during 2021.

Delivery Transformation Subcommittee

The Delivery Transformation Subcommittee, a subcommittee of the Corporate Development Committee, assists our Board of Directors and management in developing and implementing our Delivery Transformation strategy. The Delivery Transformation Subcommittee includes members of our Board of Directors and meets at least six times per year. The committee is chaired by Mr. Brake The committee held 6 meetings and met regularly in executive sessions during 2021.

Committee Charters

Copies of the Audit Committee Charter, Corporate Governance and Nominating Committee Charter. Executive and Risk Committee Charter, Personnel and Compensation Committee Charter, Corporate Development Committee Charter and Delivery Transformation Subcommittee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

WSFS Bank 2022 Proxy Statement	24

Board Policies

Board of Directors Role in Risk Management Oversight

The Executive and Risk Committee reports regularly to the Board of Directors on its activities with respect to oversight of risk management. Our Board of Directors is responsible for the oversight of the management of our risk exposures to help ensure that the Company is operating within risk appetites approved by our Board of Directors. Our Board of Directors is actively involved in the strategic planning process and oversight of our enterprise risk management (“ERM”) function. Comprehensive discussions regarding our appetite for risk and our risk exposures are held with our Board of Directors, the Executive and Risk Committee and our Executive Leadership Team. As a result of this involvement, our Board of Directors has concluded that the risk implicit in our strategic plan is appropriate and that expected risks are commensurate with the expected rewards. Our Board of Directors oversees and reviews management’s implementation of systems to manage these risks.

The risk management system is designed to inform our Board of Directors of material risks and create an appropriate enterprise-wide culture of risk awareness. Our Board of Directors periodically receives reports and other information on areas of material risk to the Company, including credit, liquidity, market/interest rate, compliance, operational, technology, cybersecurity, strategic, financial and reputational risks, and these reports enable our Board of Directors to understand the risk identification, risk management and risk mitigation strategies employed by management and the ERM function.

The ERM function assists management by establishing a unified and strategic approach to identifying and managing current and future risks. ERM helps monitor, measure, manage and report these risks while continually evaluating our risk/reward dynamic.

The ERM activities include:

•	Conduct an Enterprise Risk Assessment Summary (“RAS”) in accordance with the Office of the Comptroller of the Currency’s RAS matrix and industry best practices and update the RAS quarterly;
•	Establish risk appetite statements and key risk indicators by risk area as approved by the Executive and Risk Committee;
•	Monitor risk metrics (“Key Risk Indicators” or “KRIs”) and report to Executive Leadership Team and our Board of Directors quarterly;
•	Oversee model risk management;
•	Ensure that stress testing and contingency planning on critical business risks are performed;
•	Key involvement with significant new products, services or activities, as well as conduct resolution and “lessons learned” on major risk events, as needed; and
•	Continual learning on emerging risks and risk management best practices.

Each committee of our Board of Directors has a role in risk oversight as described in greater detail in the description of each committee’s role and responsibilities and the committee’s charter.

Attendance at Board of Directors and Committee Meetings and Annual Meeting

All directors are expected to attend the Annual Meeting except for absences due to causes beyond their reasonable control. All directors except Eleuthère du Pont and Christopher Gheysens were present at last year’s Annual Meeting.

During the year ended December 31, 2021, our Board of Directors held 10 meetings. All of the directors attended more than 75% of the total meetings of our Board of Directors. All of our Directors attended at least 75% of their total committee meetings during the year.

Board Refreshment and Succession Philosophy

We believe that one of the most important responsibilities of a high- performing board of directors is ensuring that it actively plans for and accomplishes its own succession. Our Board of Directors actively participates in the succession planning process by reviewing the structure and needs of our Board of Directors annually or more as the need arises, so that we continue to build a diverse Board of Directors with expertise and talents that will continue to contribute to the success of WSFS.

Our Board of Directors does not believe in setting term limits for directors because directors who still meet the qualifications for Board membership and still possess industry knowledge and expertise are valuable to WSFS and our Board of Directors. Each Board member understands that the rest of our Board of Directors will actively consider his or her reappointment at the end of his or her current term. Through this performance-based process, our Board of Directors will ensure it retains active, independent, and knowledgeable directors who retain a collegial perspective. In addition, directors will be assessed annually to ensure they still meet the qualifications for Board membership.

Upon expiration of Mr. M. Turner’s term at the 2022 Annual Meeting, the WSFS Board will be comprised of 13 members. Following the acquisition of Bryn Mawr, our Board of Directors concluded that the transition would be facilitated by including members of Bryn Mawr’s board on our Board of Directors. Our Board of Directors also believes that relatively smaller boards (while still of ample size and diversity) are generally more effective than relatively larger boards and sets the organizational tone for a lower internal cost structure in an industry that is continuously challenged by growing cost burdens and significant pricing competition, and fits with one of our key strategic advantages, namely, faster and more entrepreneurial decision-making. Our continual refreshment of our Board of Directors membership and periods of transition related to merger and acquisition activities may result in short-term increases above what our Board of Directors has identified as the optimal long-term size range, which is 10 to 12 directors.

WSFS Bank 2022 Proxy Statement	25

CEO and Management Succession Planning

Management believes our Associates are the core of our strategy, the lifeblood of our culture, and our greatest competitive advantage. Overseeing talent is a serious responsibility and one that receives our ongoing, focused attention our team. Our CEO takes primary responsibility for management succession and because planning leadership succession is of critical importance, it is a shared responsibility among our Executive Leadership Team with oversight from our Board of Directors. Quarterly, our Executive Leadership Team conducts an extensive assessment of our Associates to identify internal talent, plan for their development, and identify potential successors to ensure the continued, smooth operations of WSFS and to transfer institutional knowledge.

The Corporate Governance and Nominating Committee and the entire Board of Directors annually reviews, evaluates and provides governance comments and advice for our CEO and Executive Leadership Team with respect to talent and leadership development and succession planning. Our Board of Directors directly oversees CEO succession planning, most recently culminating in the transition of Mr. Levenson to President and CEO in 2019, pursuant to a disciplined and well-executed succession plan executed over a five-year period.

Classified Board Structure

Our Board of Directors regularly reviews the subject of a classified Board of Directors. In considering a classified board, our Corporate Governance and Nominating Committee and full Board of Directors weigh various stockholders’ issues with the high engagement and institutional knowledge of our Board of Directors that provides continuity of a high-performing engagement model for our management team. We believe that a classified board creates alignment between our corporate governance principles and guidelines and the stated philosophy of managing our Company for the long-term benefit of all stakeholders.

While we believe that the evaluation of the board and management should be ultimately based on the performance of the Company, we also recognize that our classified board structure can create the appearance of entrenchment on the part of our Board of Directors. As a result, we have cumulative voting of shares in the election of directors, which affords stockholders the ability to concentrate their votes on a single director nominee, thereby providing a means to have their voice(s) heard directly at our Board of Directors table after a director election.

Finally, if there is a need for a stockholder-initiated change to our Board of Directors, there is an opportunity to change approximately one-third of our Board of Directors at each election. If those new directors for some reason cannot make the case clear to the “old board,” then at the next election, stockholders can change another third of our Board of Directors. That would give a majority of our Board of Directors to new representation. We think this kind of change, in much less than a two-year period, appropriately balances stockholders’ interests in the ability to send a clear signal of a need for change with the need to maintain the stability and the continuity of the Company.

Director Resignation Policy in Uncontested Elections

In an uncontested election, it is our policy that nominees who receive a number of votes in favor of their election which is less than a majority of total votes cast should promptly offer to resign from our Board of Directors and request our Board of Directors to accept or reject their resignation offer at the discretion of the Board of Directors. The Corporate Governance and Nominating Committee will consider resignation offers and make its recommendation to the entire Board of Directors. Our policy provides that our Board of Directors will accept or reject each director’s resignation offer within 90 days of the date the resignation offer is submitted to our Board of Directors.

Director Service on Other Boards

Our directors do not serve on the boards of other public companies if the service impedes the director’s ability to effectively serve on WSFS’ Board of Directors or creates any potential material conflicts. Directors need written approval from our Board of Directors before serving on the boards of other public companies. Including our Board of Directors, no director may serve on the boards of more than three public companies or no more than two public companies for a director who is also the CEO. Any such service shall be subject to any required regulatory approval or waivers.

Board Evaluation

Annually, the Board of Directors conducts a self-evaluation to assess its performance, evaluating the members of the Board of Directors collectively and individually. In most years, this is a self-directed process; however, every third year, the Board of Directors engages a third-party consultant to conduct the evaluation, which provides an outside perspective and insights on the performance and functioning of our Board of Directors. This third-party evaluation occurred in 2021 as part of the every third year cycle.

Diversity and Board Diversity Matrix

Our Board of Directors takes a broad and thoughtful view of diversity, believing that it must understand the diversity of the Associates, Customers and communities WSFS serves and that our Board of Directors itself should reflect that diversity. We strive to achieve diversity among our Board of Directors members that mirrors our current marketplace and our desired markets. As we have become a larger organization with broader reach, this naturally includes better reflecting U.S. society as a whole.

Our Corporate Governance and Nominating Committee implements this philosophy as part of its nomination process and assesses its implementation during both the nomination process and as part of the Corporate Governance and Nominating Committee’s self- assessment process. The following matrix shows self-reported director demographic information following the Annual Meeting:

WSFS Bank 2022 Proxy Statement	26

Total number of Directors = 13

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity	5	8
Demographic Background	Female	Male	Non-Binary	Did Not Disclose Gender
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	5	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

In addition to the demographics discussed above, our Board of Directors also recognizes the value of diversity in background, education, culture, experience, generations, geography, faiths, career experiences, individual talents, and Board tenure.

Executive Sessions

Our independent directors have the opportunity to meet in executive session at each Board of Directors committee meeting and each Board of Directors meeting without non-independent directors or management present. These sessions are presided over by the Lead Independent Director and include discussions about CEO performance, compensation for non-independent directors, and other relevant board and committee matters. In addition, at least twice per year, independent directors have regularly scheduled meetings at which only independent directors are present and all independent directors are able to request additional independent directors’ sessions or meetings throughout the year.

Board of Directors’ Principles and Guidelines

In addition to directives laid out through the various committee charters, our Board of Directors has adopted a set of principles and guidelines, which guide the actions and direction of our Board of Directors. The Corporate Governance and Nominating Committee reviews these principles and guidelines regularly. A full copy of the Principles and Guidelines of our Board of Directors are available on the Company’s website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

Access to and Communication with our Board of Directors

This year, for the tenth year in a row, our Board of Directors addressed stockholders through their letter, “A View from the Boardroom”, included in our Annual Report and available on our website www. wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Corporate Governance” on the right side of our web page, then click on “2021 Letter From Management”). This letter provides additional insight on corporate governance and key philosophies that guide our Board of Directors’ oversight of the Company.

Our Board of Directors also provides access and outreach to stockholders through a number of other forums and strongly encourages communications from stockholders. Stockholders are provided regular updates through press releases and other filings with the SEC. Our Board of Directors also solicits dialogue and responds to questions from stockholders at the Annual Meeting. Questions can be asked in person or submitted through email at stockholderrelations@wsfsbank.com or by writing to WSFS Financial Corporation, Investor Relations, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801.

During the year, stockholders who wish to send communications to the Board of Directors during the year may do so by writing to the attention of Rodger Levenson, Chairman, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801. Communications sent to Mr. Levenson are relayed to the rest of the Board of Directors. Additionally, the Chairman of our Board of Directors and/or Lead Independent Director periodically attends investor conferences and other roadshows to solicit feedback on corporate governance from institutional stockholders.

WSFS Bank 2022 Proxy Statement	27

Compensation of our Board of Directors

Our Board of Directors’ philosophy is to maintain director compensation at the peer median. The Corporate Governance and Nominating Committee reviews Board of Directors’ compensation and committee fees annually and makes recommendations for adjustments when and where they feel appropriate. The Corporate Governance and Nominating Committee also engages an independent consultant to review director compensation levels in the market every two years. The Corporate Governance and Nominating Committee reviewed the independent consultant’s analysis in February 2020 and decided that given the impacts of the COVID-19 pandemic on the economy, proposed increases would be tabled and revisited again at the February 2021 committee meeting. During the February 2021 meeting, the committee approved the proposed increases effective July 2021.

A summary of Board of Directors’ annual compensation is shown in the following chart.

		$88,333	(4)
Board Retainer(1)

Lead Independent Director Fee		$20,000

Committee Chair Fees(1)(2)	Audit/Wealth Management Fiduciary Audit Committee Chair	$12,500
	Corporate Development Committee Chair	$5,500
	Corporate Governance & Nominating Committee Chair	$8,000
	Delivery Transformation Subcommittee Chair	$7,500
	Personnel and Compensation Committee Chair	$10,000
	Wealth Management Fiduciary Committee Chair	$8,000

Committee Fees and Special Meeting Fees(1)(3)	Audit/Wealth Management Fiduciary Audit Committee	$13,250	(5)
	Corporate Development Committee	$5,000
	Corporate Governance and Nominating Committee	$5,000
	Executive and Risk Committee	$20,000
	Delivery Transformation Subcommittee	$9,000
	Personnel and Compensation Committee	$5,000
	Wealth Management Fiduciary Committee	$5,000

(1)	Board members are expected to attend 75% or more of the scheduled meetings for the committees for which they are members. A cash retainer of $53,333 is paid in July and WSFS common stock issued annually equivalent to $35,000 based upon the closing price on the second Friday in August.
(2)	Because Mr. Levenson serves as the Chair of the Executive and Risk Committee, no fee is paid to him.
(3)	Excludes regularly scheduled Board meetings.
(4)	$53,333 cash retainer paid in July and WSFS common stock issued annually equivalent to $35,000 based on the WSFS closing price on the second Friday in August.
(5)	This fee represents the combination of the Audit Committee member fee ($10,000) and the meeting attendance fee ($3,250).
WSFS Bank 2022 Proxy Statement	28

Director and NEO Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our executives and Board of Directors. This program allows for retainer and meeting fees to be deferred. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant and there is no matching contribution made by the Company. The plan was reviewed and approved by our Personnel and Compensation Committee and our Board of Directors.

Director Compensation Table

The compensation paid to directors during 2021 is summarized in the following table. Mr. Levenson is not shown in this table because he is compensated as an officer and did not receive any additional director compensation.

Directors	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Non-Qualified Deferred Compensation	Total
Anat Bird(2)	$85,583	$35,000	$—	$—	$120,583
Francis B. Brake	94,833	35,000	—	—	129,833
Karen Dougherty Buchholz	73,333	35,000	—	—	108,333
Jennifer W. Davis(2)	119,583	35,000	—	—	154,583
Michael J. Donahue	96,583	35,000	—	—	131,583
Eleuthère I. du Pont	89,583	35,000	—	—	124,583
Nancy J. Foster(3)	86,583	35,000	—	—	121,583
Christopher T. Gheysens	105,583	35,000	—	—	140,583
Marvin N. Schoenhals(4)	—	—	—	—	—
David G. Turner	98,083	35,000	—	—	133,083
Mark Turner	87,333	35,000	—	—	122,333

(1)	The aggregate fair value of the award on the date of grant, computed in accordance with ASC Topic 718.
(2)	Ms. Bird and Ms. Davis contributed all fees earned in 2021 to the non-qualified deferred compensation plan.
(3)	Ms. Foster contributed all fees earned in 2021 into equity of the Company and Mr. Gheysens contributed a portion of his fees earned in 2021 to equity.
(4)	Mr. Schoenhals did not stand for re-election at our 2021 Annual Meeting and last received director compensation in July 2020.

Compensation of Lead Independent Director

Eleuthère I. du Pont retired from his role as our Lead Independent Director on June 30, 2021 and was compensated $20,000 in July 2020 for serving in that role from July 2020 to June 2021 in addition to his other compensation as a director. Effective July 1, 2021, Ms. Davis became the Lead Independent Director. During 2021, she was compensated $20,000 for serving in that role in addition to her other compensation as a director.

WSFS Bank 2022 Proxy Statement	29

Proposal 2: Advisory Vote on Executive Compensation

EXECUTIVE COMPENSATION

We are seeking advisory (non-binding) stockholder approval of the compensation of our NEOs. This proposal gives you as a stockholder the opportunity to endorse or not endorse our NEO pay program through the following resolution:

“Resolved, that the stockholders approve the compensation of WSFS Financial Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this proxy statement.”

ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

Our stockholders approved our 2021 “say-on-pay” vote, which we believe reflected the strength of our corporate governance program and its alignment with our executive compensation program. Our executive compensation and corporate governance programs include:

•	Proactive stockholder outreach
•	Company performance aligned with stockholder interests for long-term stockholder value creation
•	Effective Proxy Statement compensation disclosure
•	Clawback of incentive compensation for executives, and
•	Double-trigger equity awards in the event of a change of control

This “say-on-pay” proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy and objectives with respect to our NEOs. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

Our Board of Directors believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by the Company’s stockholders as more particularly outlined in our Executive Compensation Discussion and Analysis (“CD&A”) discussion beginning on page 34.

ABOUT YOUR VOTE

•	The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.
•	Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.
•	As an advisory vote, this proposal is not binding upon our Board of Directors or the Company. The Personnel & Compensation Committee, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.
The Board of Directors recommends a vote FOR approval of this advisory (non-binding) resolution relating to the compensation of WSFS Financial Corporation’s NEOs.
WSFS Bank 2022 Proxy Statement	30

Executive Leadership Team

The following table sets forth: (i) each member of our Executive Leadership Team, including the executive officers of the Company, (ii) his or her age as of the Record Date, (iii) the current position of each member of our Executive Leadership Team and (iv) the period during which such person has served in such position. Following the table is a description of each member of our Executive Leadership Team’s principal occupation during the past five years.

For biographical information regarding Rodger Levenson, see above.

Name	Age	Position	Year Assumed Current Position	Year Hired by WSFS
Rodger Levenson	61	Chairman, President and CEO	2020	2006
Arthur J. Bacci	62	EVP and Chief Wealth Officer	2018	2018
Lisa Brubaker	58	EVP and Chief Information Officer	2020	1987
Dominic C. Canuso, C.F.A.	47	EVP and Chief Financial Officer	2016	2016
Steve Clark	64	EVP and Chief Commercial Banking Officer	2016	2002
Michael L. Conklin	53	EVP and Chief Human Resources Officer	2020	2020
Christine E. Davis*	44	EVP and Chief Risk Officer	2022	1999
Shari Kruzinski*	52	EVP and Chief Customer Officer	2021	1989
Michael P. Reed*	50	EVP and Chief Risk Officer	2020	2020
Patrick J. Ward	66	EVP, Pennsylvania Market President	2016	2016
Richard M. Wright	69	EVP and Chief Retail Banking Officer	2006	2006

*	It is expected that Ms. Davis and Ms. Kruzinski will be designated as Section 16 officers later in the year. Effective March 28, 2022, Michael P. Reed will help transition Ms. Davis into the Chief Risk Officer role as he departs on April 30, 2022.

Biographies

Arthur J. Bacci

EVP and Chief Wealth Officer

Age: 62    • Year Assumed Current Position: 2018    • Year Hired by WSFS: 2018

Arthur J. Bacci, 62, joined WSFS as Executive Vice President and Chief Wealth Officer in April 2018. Prior to joining WSFS, Mr. Bacci was a Vice President at Principal Financial Group, a diversified global investment management firm, where he most recently served as Head of Principal’s Hong Kong business from 2013 to 2018. He joined Principal in 2002 as chief financial officer of Principal Trust Company (in Delaware). He subsequently was named CEO/President of the trust company and Principal Bank. Mr. Bacci received his BS in Finance from San Jose State and an MBA from Santa Clara University. He has also participated in leadership and management programs at the University of Pennsylvania’s Wharton School.

Lisa Brubaker

EVP and Chief Information Officer

Age: 58    • Year Assumed Current Position: 2020    • Year Hired by WSFS: 1987

Lisa Brubaker, 58, has served as Executive Vice President and Chief Information Officer of WSFS Financial Corporation since August 2020. From May 2018 to August 2020, Ms. Brubaker served as Executive Vice President and Chief Technology Officer. She joined WSFS in 1987 and has held a variety of leadership roles with increasing responsibilities throughout her WSFS career. Ms. Brubaker serves on the Board of the Brandywine Red Clay Alliance, a watershed conservation organization in Southeastern Pennsylvania and New Castle County, Delaware, and volunteers for the Delaware Nature Society, Girls Inc. of Delaware and the Delaware Humane Association. She is a graduate of the University of Delaware and a current Aresty Scholar at the Wharton School’s Aresty Institute of Executive Education where she is completing a Certificate of Professional Development.

WSFS Bank 2022 Proxy Statement	31

Dominic C. Canuso

EVP and Chief Financial Officer

Age: 47    • Year Assumed Current Position: 2016    • Year Hired by WSFS: 2016

Dominic C. Canuso, C.F.A., 47, joined WSFS in June 2016 as Executive Vice President and Chief Financial Officer. In 2019, he assumed Executive Leadership of Cash Connect®. From 2006 to 2016, he was Finance Director at Barclays’ US Credit Card Business, most recently serving as Line of Business CFO. Prior to Barclays, he was at Advanta Bank and Arthur Andersen Consulting. Mr. Canuso is the Chairperson of the Delaware Alliance for Nonprofit, the Chair-elect for Delaware Bankers Association, and on the Board of the Ronald McDonald House of Delaware. He earned his Bachelor of Science Degree in Finance and Executive MBA from Villanova University, and is a charterholder and member of the Chartered Financial Analyst® (CFA) Institute.

Steve Clark

EVP and Chief Commercial Banking Officer

Age: 64 • Year Assumed Current Position: 2016 • Year Hired by WSFS: 2002

Steve Clark, 64, joined WSFS in 2002 and has served as Executive Vice President and Chief Commercial Banking Officer since May 2016. From 2002 until 2006, Mr. Clark led and managed the establishment of the Middle Market lending unit, and in 2007 became Division Manager of the Business Banking and Middle Market Divisions. Prior to 2002, he spent 23 years in various commercial banking positions at PNC Bank and its predecessor companies. Mr. Clark received his MBA in Finance from Widener University and his Bachelor of Science Degree in Business Administration (Marketing) from the University of Delaware.

Michael L. Conklin

EVP and Chief Human Resources Officer

Age: 53 • Year Assumed Current Position: 2020 • Year Hired by WSFS: 2020

Michael L. Conklin, 53, joined WSFS in August 2020 as Executive Vice President and Chief Human Resources Officer. From January 2018 to August 2020, Mr. Conklin served as Senior Vice President providing support globally to US Bank’s Strategy & Corporate Affairs, Communications, Marketing and HR, Consumer Business Banking, Legal and Global Payments. From June 2015 to January 2018, Mr. Conklin served as Senior Vice President for Global Human Resources and Global Payment Services. Prior to that, he was Vice President of Global Human Resources for Pentair’s process technologies business unit. Mr. Conklin served in the Marine Corps Reserve and is a Veteran of the Gulf War. Mr. Conklin holds an M.B.A. from Regis University and a B.S. in Political Science and Psychology from Augsburg University.

Christine E. Davis

EVP and Chief Risk Officer

Age: 44    • Year Assumed Current Position: 2022    • Year Hired by WSFS: 1999

Christine E. Davis, 44, was named Executive Vice President and Chief Risk Officer effective March 28, 2022. Ms. Davis has been with WSFS for nearly 23 years, holding many different roles within Internal Audit. In her most recent role as Chief Auditor, she directed and oversaw the continuous development and implementation of a comprehensive and effective Internal Audit Program throughout the organization, including its subsidiary companies, and previously served as the Deputy Chief Auditor. Ms. Davis is a Certified Public Accountant (CPA) and holds a bachelor’s degree in Accounting from California University of Pennsylvania.

Shari Kruzinski

EVP and Chief Customer Officer

Age: 52    • Year Assumed Current Position: 2021    • Year Hired by WSFS: 1989

Shari Kruzinski, 52, has served as Executive Vice President and Chief Customer Officer of WSFS Financial Corporation since October 2021. Prior to her current role, Ms. Kruzinski was the Executive Vice President and Director of Retail Delivery. Previously, she was Senior Vice President and Regional Manager of WSFS Bank’s Southeastern Pennsylvania market. Her responsibilities included heading the Bank’s retail operations, and consumer and small business banking in Chester, Delaware and Montgomery Counties. Ms. Kruzinski joined WSFS in 1989 and has held many leadership positions within the Retail Division throughout her 30+ years. Ms. Kruzinski serves on the Board of the Greater Philadelphia Market Board of the March of Dimes. She attended Wilmington University and is a graduate of ABA Stonier Graduate School of Banking.

WSFS Bank 2022 Proxy Statement	32

Michael P. Reed

EVP and Chief Risk Officer

Age: 50    • Year Assumed Current Position: 2020    • Year Hired by WSFS: 2020

Michael P. Reed, 50, joined WSFS in April 2020 as Executive Vice President and Chief Risk Officer. From February 2014 to April 2020, Mr. Reed served as a partner in the financial services and corporate groups at the global law firm of Covington & Burling LLP. Prior to Covington & Burling, Mr. Reed was a partner at DLA Piper (US) LLP. Mr. Reed holds a Masters of Law degree in banking and securities from Boston University, a Law degree from the University of Western Ontario and an undergraduate degree from Wilfrid Laurier University.

Patrick J. Ward

EVP, Pennsylvania Market President of WSFS Bank

Age: 66    • Year Assumed Current Position: 2016    • Year Hired by WSFS: 2016

Patrick J. Ward, 66, has been Executive Vice President, Pennsylvania Market President of WSFS Bank since 2016. He served on our Board of Directors from August 2016 until April 2020. Mr. Ward has over 32 years of banking industry experience, previously serving as Chairman and Chief Executive Officer of Penn Liberty Bank, Executive Vice President of Citizens Bank of Pennsylvania and President and Chief Executive of Commonwealth Bancorp, Inc., the holding company for Commonwealth Bank from 1992 until its acquisition by Citizens Bank in January 2003, after joining Commonwealth in 1992 as Senior Vice President and Chief Financial Officer. Mr. Ward is a graduate of Carnegie Mellon University with a Bachelor of Science degree in Economics and earned an MBA from the University of Notre Dame.

Richard M. Wright

EVP and Chief Retail Banking Officer

Age: 69    • Year Assumed Current Position: 2006    • Year Hired by WSFS: 2006

Richard M. Wright, 69, has been Executive Vice President and Chief Retail Banking Officer for the Bank since 2006. From 2003 to 2006 Mr. Wright was Executive Vice President, Retail Banking and Marketing for DNB First in Downingtown, PA. Mr. Wright received a Bachelor of Arts in Marketing and Economics from California State University, Fullerton and a Master’s in Business Administration from the University of Southern California.

WSFS Bank 2022 Proxy Statement	33

Executive Compensation Discussion and Analysis

In this Executive CD&A, we explain our 2021 compensation program for our Executive Leadership Team, including our CEO, our Chief Financial Officer (“CFO”) and our three highest paid other executive officers listed below. Our Personnel and Compensation Committee has designed our executive compensation program to reflect our pay-for-performance philosophy, with oversight from our Board of Directors and guidance and assistance from its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”). Principally, our executive compensation program is designed to align the interests of senior management with our stockholders and our long-term success.

Named Executive Officers	Rodger Levenson: Chairman, President and CEO	Dominic C. Canuso: Executive Vice President and CFO

Steve Clark: Executive Vice President and Chief Commercial Banking Officer	Peggy H. Eddens**: Executive Vice President and Chief Customer Officer	Michael P. Reed*: Executive Vice President and Chief Risk Officer

*	During 2021, Mr. Reed served as our Chief Risk Officer. Effective March 28, 2022, Ms. Davis assumed the Chief Risk Officer role and Mr. Reed will help transition the role until he departs on April 30, 2022.

**	Ms. Edden retired as of December 31, 2021.

Summary

In 2021, we compensated our executive officers for their performance under our 2021 Management Incentive Plan (“MIP”), consistent with our historical practice. After initially adopting performance metrics under the MIP consistent with years, given the uncertainty surrounding COVID-19 and the impact it would have on the 2021 economic environment and our financial results, the Personnel and Compensation Committee determined that supplemental performance metrics and qualitative criteria substantially similar to those used in 2020—PPNR as a percentage of assets, Customer Engagement and Associate Engagement—and supplemented by recognition of the combination with Bryn Mawr were appropriate for evaluating our Company’s 2021 performance and determining incentive awards for the Executive Leadership Team. In tandem with these discussions, throughout the year the Personnel and Compensation Committee considered best practices as well as these unique circumstances and ultimately approved design changes to our executive compensation program for future years, and began the transition from the MIP to our Executive Leadership Team Incentive Plan (“ELTIP”) as described in "Executive Compensation Review and Redesign." In 2021, as part of a holistic compensation review of executive compensation program, in consultation with our compensation consultant, we also increased our expected base salaries for our executive officers for 2022 in recognition of our revised peer group after the acquisition of Bryn Mawr that we believe better reflects our combined Company.

The graph and table which follow show the yearly percentage change in the cumulative total stockholder return on our common stock over the last five years compared with the cumulative total return of the Dow Jones Total Market Index, the Nasdaq Bank Index and KBW Nasdaq Regional Bank Index ("KRX Index") over the same period as obtained from Bloomberg L.P. Cumulative total stockholder return on our common stock or the indices equals the total increase in value since December 31, 2016, assuming reinvestment of all dividends paid into the common stock or the index, respectively. The graph and table were prepared assuming $100 was invested on December 31, 2016 in our common stock and in each of the indices. There can be no assurance that our future stock performance will be the same as or similar to the historical stock performance shown in the graph below. We neither make nor endorse any predictions as to stock performance.

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	December 31, 2016 through December 31, 2021 Cumulative Total Return
	2016	2017	2018	2019	2020	2021
WSFS Financial Corporation	$100	$104	$83	$97	$101	$114
Dow Jones Total Market Index	100	126	124	155	170	206
Nasdaq Bank Index	100	105	88	110	102	145
KBW Nasdaq Regional Bank Index	100	102	84	104	95	130

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Executive Compensation Philosophy

Our objective is to be a long-term, sustainable, high-performing company, and we have designed our compensation practices to attract and retain high-quality individuals and motivate and reward them for strong performance. The following fundamental principles underlie our executive compensation philosophy and design:

The following table summarizes our executive compensation plan features, which our Personnel and Compensation Committee regularly reviews in line with our executive compensation philosophy.

What We Do

Maintain a clawback policy permitting the Personnel and Compensation Committee to recoup certain incentive compensation in the event of fraud or other misconduct or financial restatements

Standardize a vesting period of four years prior to 2022 and three years beginning in 2022

Require special approval by our Board of Directors for accelerated vesting of awards to CEO

Make a significant portion of executive compensation performance-based and focused on stockholder value

What We Don't Do

Encourage excessive risk-taking by executives by removing incentives that focus on single performance goals which may be a detriment to our Company

Permit special executive retirement programs

Pay excessive perquisites to executives

Permit hedging, collars, short sales or other derivative transactions or pledging transactions involving our common stock by our executives

Permit cash buyout, re-pricing or backdating of equity awards

Enter into employment contracts with executives containing single-trigger golden parachutes or multi-year guaranteed bonuses

Provide gross-up payments to cover personal income or excise taxes that pertain to executive or severance benefits

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How Executive Compensation Decisions Are Made

Compensation decisions are made by our Personnel and Compensation Committee, considering input from management, Pearl Meyer and our stockholders (vis-à-vis say-on-pay votes), and through examination of compensation practices of a compensation peer group (“CPG”), identified in consultation with Pearl Meyer, that we believe is representative of those companies with whom we compete for talent. These varying roles are each described below.

P&C COMMITTEE BOARD OF DIRECTORS Ensures that personnel and compensation policies support our strategic plan and comply with all applicable legal and regulatory requirements Reviews performance from prior year Considers results of stockholders' advisory votes on executive compensation Considers all factors, including CEO's assessment of NEO performance, when making compensation decisions Makes final compensation decisions for CEO; approves final compensation decisions for NEOs o Key roles played by our CEO and our Chief Human Resources Officer; o Assist with executive compensation reviews, incentive program designs, risk assessments of compensation programs; o Focus on competitiveness and alignment of our compensation program with our strategic goals; o Recommend changes to compensation programs where appropriate; and o Recommend pay levels and incentive plan payments for executive officers, except for the CEO.*** o Retained solely by the Personnel and Compensation Committee, only provides services specifically authorized by the Personnel and Compensation Committee and reports directly to the committee chair; o Conducted a formal evaluation of our executive compensation program in 2021; o Ensures best practices with regard to short term cash incentives and long term equity awards, reviews our Executive Severance Policy, provides consultation on incentive plan metrics and weightings; and o Advised the Personnel and Compensation Committee on best practices for the transition from MIP to ELTIP, specifically as it relates to increased payout level percentages at threshold, target and maximum opportunity, the elimination of stock options and introduction of PSUs. o Say-on-pay votes annually conducted annually; o Frequency of say-on-pay votes revisited every six years;** o 2021 say-on-pay vote was approved by 99.0% of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal; o Evidence that our stockholders' support for our approach to executive compensation; and o Informs considerations of whether or not to alter our overall compensation plan and program for 2021. *Pearl Meyer does not have a personal or business relationship with any member of the Personnel and Compensation Committee. The Personnel and Compensation Committee assessed the independence of Pearl Meyer in light of SEC rules regarding compensation consultant independence. As part of this assessment, the Personnel and Compensation Committee reviewed Pearl Meyer's letter addressing factors related to its independence and concluded that the services provided by Pearl Meyer to the Personnel and Compensation Committee do not raise any conflict of interest issues. ** The next required vote on the frequency of advisory say-on-pay votes will occur during our 2023 Annual Meeting of Stockholders. *** The CEO does not participate in decisions regarding his compensation.

The Personnel and Compensation Committee review of the annual report on executive compensation and Associate incentive compensation plans (the “Compensation Report”) is to determine that executive officer compensation plans do not encourage those executive officers to take actions that pose an unnecessary and excessive risk that would threaten our value and determine that Associate incentive compensation plans do not unnecessarily expose us to risks or encourage the manipulation of reported earnings to enhance the compensation of Associates.

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Peer Group

Every two to three years, the Personnel and Compensation Committee engages its third-party compensation consultant to conduct a formal review of our executive compensation program. A comprehensive review was conducted in 2021 by Pearl Meyer. The Personnel and Compensation Committee requested these reviews to assess competitive compensation levels for Executive Leaderships. When benchmarking compensation, the Personnel and Compensation Committee uses a CPG that is believed to be representative of companies that WSFS competes with for talent. The CPG allows for comparison to other public companies that have a similar business model, size and geographic location and helps us align base compensation, incentives and equity awards with our compensation philosophy. As described under “Incentive Compensation Review and Redesign”, in anticipation of our combination with Bryn Mawr, the Personnel and Compensation Committee identified a new CPG that is included below that we believe better reflects the newly combined franchise.

Listed below are the companies, their total assets, and their return on average assets included in our revised CPG for the period ended December 31, 2021.

Rank	Company Name	Ticker	State	Total Assets at December 31, 2021 ($000)	Return on Average Assets 2021 (%)
1	UMB Financial Corporation	UMBF	MO	42,693,484	1.00
2	Commerce Bancshares, Inc.	CBSH	MO	36,689,088	1.58
3	Hancock Whitney Corporation	HWC	MS	36,531,205	1.32
4	Associated Banc-Corp	ASB	WI	35,104,253	1.02
5	Umpqua Holdings Corporation	UMPQ	OR	30,640,936	1.39
6	United Bankshares, Inc.	UBSI	WV	29,328,902	1.35
7	Fulton Financial Corporation	FULT	PA	25,796,398	1.05
8	Simmons First National Corporation	SFNC	AR	24,724,759	1.15
9	Ameris Bancorp	ABCB	GA	23,858,321	1.73
10	First Midwest Bancorp, Inc.	FMBI	IL	21,778,242	0.92
11	Pacific Premier Bancorp, Inc.	PPBI	CA	21,094,429	1.66
12	Cathay General Bancorp	CATY	CA	20,886,723	1.52
13	Independent Bank Corp.	INDB	MA	20,423,405	0.81
14	Atlantic Union Bankshares Corporation	AUB	VA	20,064,796	1.32
15	Customers Bancorp, Inc.	CUBI	PA	19,575,028	1.64
16	TowneBank	TOWN	VA	16,361,387	1.46
17	Provident Financial Services, Inc.	PFS	NJ	13,781,202	1.26
18	Sandy Spring Bancorp, Inc.	SASR	MD	12,590,726	1.83
19	OceanFirst Financial Corp.	OCFC	NJ	11,739,616	0.94
20	Berkshire Hills Bancorp, Inc.	BHLB	MA	11,554,913	0.98
	Average			23,760,891	1.30
	25th Percentile			17,164,797	1.00
	50th Percentile			21,436,336	1.32
	75th Percentile			30,312,928	1.57
	WSFS Financial Corporation	WSFS	DE	15,777,327	1.82
	Percentile Rank of WSFS Financial Corporation			23rd%	95th%

We reported a return on assets that exceeded 95% of companies in the updated CPG obtained from S&P Global and recorded total assets greater than 23% of the updated CPG as of December 31, 2021. We anticipate the latter percentage would be noticeably higher following the completion of our combination with Bryn Mawr. The COVID-19 pandemic meaningfully impacted our current expected credit losses modeling, resulting in $153.2 million ACL for the year ended December 31, 2020. During 2021, over $134 million of our ACL reserve was released as the economy reopened and economic impacts of COVID-19 lessened. These factors had a disproportionately negative impact on our financial results in 2020 and a disproportionately positive impact on our financial results in 2021.

While we set goals for our incentive plans based on our internal financial plan, we note that our target goals for 2021 were generally well above the median of the companies in our CPG on several criteria. We discuss our performance against our 2021 incentive plan targets further under the section entitled “Management Incentive Plan.”

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Overview of Executive Compensation

Our 2021 results reflected strong performance relative to our peers as well as against WSFS’ strategic objectives. When excluding provision for credit losses, WSFS had a strong year financially, and in sustaining and growing our franchise value by supporting our Associates, Customers, and Communities through the COVID-19 pandemic. Our executives’ 2021 compensation reflects these results, and considering the total mix of compensation, we believe 2021 executive compensation is reasonable in light of payment levels for companies in our CPG and consistent with our 2021 results, both in absolute terms, and in comparison to prior years’ results and incentives after consideration of the impacts of the ACL reserve release as the impacts of the COVID-19 pandemic lessened in 2021 along with the time and effort spent on the pending combination with Bryn Mawr.

The CEO, the Chief Human Resources Officer, the Chief Risk Officer and the Personnel and Compensation Committee, with advice from its consultant, have reviewed the Compensation Report containing a description of all compensation components for each executive officer, including base salary, incentive compensation and all of our incentive compensation plans. They have determined that the compensation packages awarded to our executive officers, and others, are consistent with our goals to provide compensation that is competitive with our peers, that drives financial performance without undue risk, and aligns the interests of our executive officers, and others, with those of our stockholders. In addition, during 2021, the Personnel and Compensation Committee reviewed an analysis of all incentive plans conducted by our Chief Risk Officer and concluded that our compensation program is balanced and does not encourage imprudent risk taking. Accordingly, we believe our executive and management compensation plans are reasonable, pay-for-performance-based, competitive, not excessive, and do not encourage our executives or any of our Associates to take actions that pose an unnecessary or excessive risk that would threaten the value of our Company and do not unnecessarily expose our Company to risks or encourage the manipulation of reported earnings to enhance the compensation of management.

Alignment of Pay and Performance in 2021

As discussed under the “2021 Incentive Award Determinations”, the Personnel and Compensation Committee considered a number of factors including the state of the economy, the competitive environment in our marketplace, the demand for seasoned talent, and the retention of our Executive Leadership Team when making 2021 executive compensation determinations.

During 2021, we continued to maintain appropriate balance sheet positioning in a changing interest rate environment. Customers continue to see the benefits that WSFS has to offer with local decision making and delivering stellar service experiences. WSFS ranked eighth in our market (which includes portions of Pennsylvania, New Jersey, Delaware and Maryland and is referred to as the “Philadelphia- Camden-Wilmington MSA”) in total deposits and had more than twice the market share of the next largest community bank in that market before we add the combination with Bryn Mawr to our deposit totals. With $15.8 billion in assets and $34.6 billion in AUM and AUA at December 31, 2021, we have created the premier, locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region and fill a long-standing service gap in our market between larger regional/national banks and smaller community banks. At December 31, 2021, we operated from 112 locations, including 89 banking offices.

We continue to have success in strengthening our culture of engaged Associates that bring to life WSFS’ mission of We Stand for Service in our daily delivery of stellar Customer experiences. In 2021, we were once again honored on several occasions with various awards and honors. We value such recognition as it validates our business model and tells us that our strategy is working. The following are some of the awards and honors we earned.

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Elements of Compensation

Our long-term financial objective is to be a long-term, sustainable, high-performing company, and we have designed our compensation practices toward attracting and retaining high-quality individuals, and motivating and rewarding them for strong performance and creating alignment with the interests of our stockholders. The components of 2021 executive compensation were base salary, short-term cash incentive awards, long-term equity incentive awards and other benefits. Due to the ongoing risks to our organization with regard to motivating and retaining our Executive Leadership Team, the Personnel and Compensation Committee has the authority to exercise discretion during the course of the year and consider discretionary bonuses, on a case-by-case basis, after review of Company and individual performance at the end of a year. During 2021, the Personnel and Compensation Committee exercised discretion and assessed supplemental performance metrics and results in light of the disproportionately positive impact of the release of ACL reserves on our financial results in 2021 and the Bryn Mawr combination.

As reflected in the charts below, 71% of our CEO’s target total 2021 compensation was variable or “at risk,” and an average of 56% of our other NEOs’ total 2021 compensation was variable or “at risk.” We believe the mix of compensation elements paid to our executive officers incentivizes the strong performance needed to meet our objective.

In the following section, we describe these elements of our executive compensation, including how we determine the amounts for each element, why each element is included in our executive compensation program and the actual payments resulting from our pay-for-performance incentive programs.

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Base Salary & Other Benefits	Variable Compensation (Short-Term Cash Incentives and Long-Term Equity Incentives)
Purpose: Significant tool for recruiting, motivating, and retaining top talent.	Purpose: Incentivize and compensate executives based on achievement of Company-wide and individual goals rewarding for near-term results and creating long-term sustainability.

Base Salary

A stable source of income and serves as a base amount for pay-for-performance determinations

•   Weighs executives’ qualifications, experience, responsibilities, individual performance, and value compared to similar positions in our CPG for market competitiveness

•   Considers expected responsibilities of executives, special circumstances related to staffing needs, and market situations

•   Market-based data utilities for newly hired executives’ amounts; salary requirements of other candidates being considered; and current compensation levels of peer executives at WSFS.

Other Benefits

Includes a non-qualified deferred compensation plan, 401(k) contributions, development allowance and minimal perquisites.

MIP – Short-Term and Long-Term Incentives

Award opportunities based on individual and Company-wide goals weighted based on the executive’s level of responsibility. We apply the same metrics under the MIP for short-term cash incentives as we do for long-term equity incentives.

•   As described in further detail below, in 2021, the Personnel and Compensation Committee assessed the following supplemental performance metrics and results in light of the lessening impact of the COVID-19 pandemic , corresponding impact of the release of ACL reserves on our financial results in 2021, and Bryn Mawr combination: Pre-Provision Net Revenue ("PPNR $")(1), CE3 scores, Q12 scores and goals related to the Bryn Mawr acquisition following a determination to supplement the performance metrics initially selected in February 2021.

•   Annual short-term incentives under the MIP were usually granted as a cash award, but may be granted as equity awards.

Associate Service Bonus Plan: $2,000 Maximum

•   In 2021, PPNR $ replaced ROA in light of the release of ACL reserves noted above.

Integration Performance RSU Plan

Award opportunities based on core ROA and CE3 and Q12 scores, to incentivize and reward executives for the successful integration over a five-year period following our merger with Beneficial in 2019. As described in further detail below in “—Other Equity Incentive Compensation” this plan was terminated in early 2022.

(1) PPNR $ is a non-GAAP metric and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results.

Management Incentive Plan

Through 2021, our executives were eligible for both short-term cash incentive awards and long-term equity incentive awards under the MIP. We designed the MIP to reward executives for excellence in performance on key financial metrics determined by our Board of Directors and the Personnel and Compensation Committee, as well as each executive’s performance and contribution in his or her area of responsibility. The structure of our MIP includes: setting Company- wide goals; setting individual performance goals; weighting the goals; providing incentive opportunities to executive officers; and calculating incentive awards based on actual performance.

The 2021 performance measures under the MIP, as established by the Personnel and Compensation Committee and our Board of Directors, were originally ROA, ROTCE and EPS growth. As discussed under the “2021 Incentive Award Determinations” in 2021, the Personnel and Compensation Committee assessed the need to account for the release of ACL reserves as a result of the lessening impact of the COVID-19 pandemic and activities related to the Bryn Mawr combination and used the following supplemental performance metrics and results to exercise discretion with respect to 2021 incentive award determinations: PPNR $, CE3 scores, Q12 scores and goals related to the Bryn Mawr combination.

Our MIP design contemplates the following:

•	A “quality of earnings review” will be used to consider adjustments from GAAP reported earnings to MIP earnings;
•	Award opportunities will be based on specified percentages of base salary for threshold, target and maximum/stretch achievement by executive officers; and
•	A proportional approach (interpolation) will be used to calculate incentive payouts for the performance results that fall between threshold, target and stretch levels.

The MIP measures the performance of the CEO solely based on Company-wide performance goals. However, the Personnel and Compensation Committee also establishes individual performance expectations for the CEO in addition to those associated with

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the MIP. These performance expectations are established by the Personnel and Compensation Committee after review, discussion and approval of recommendations submitted by the CEO. The Personnel and Compensation Committee assesses the performance of the CEO compared to these performance expectations when annual salary adjustments are being considered and makes a recommendation to the Board of Directors.

INDIVIDUAL SHORT-TERM CASH INCENTIVE AWARD DETERMINATIONS

The amount of each executive’s short-term cash incentive award under the MIP is based on achievement against the performance goals described in this “Management Incentive Plan” section. Annual short-term cash incentives under the MIP are usually granted as a cash award, but may be granted as equity awards.

INDIVIDUAL LONG-TERM EQUITY INCENTIVE AWARD DETERMINATIONS

The amount of each executive’s long-term equity incentive award under the MIP is based on achievement against the performance goals described in this “Management Incentive Plan” section. Through the MIP, the Executive Leadership Team has historically earned restricted stock units (“RSUs”) and stock option awards by reaching the annual targets, using a sliding scale for achieving threshold, target and superior results. Long-term equity incentive awards vest over a minimum of four years. Long-term incentive awards under the MIP issued in February 2022 (based on 2021 performance), will vest over a four- year period.

Historically, half of the value of the long-term equity incentive awards was granted in the form of stock options with four-year vesting and a seven-year life, and half of the value of the long-term equity incentive awards is in the form of RSUs with four-year vesting. For 2021 performance, however, long-term equity incentive awards were granted only in RSUs in order to assist in the transition to the new ELTIP. Further, to improve pay-for-performance and alignment, the Personnel and Compensation Committee has the discretion to grant NEOs other performance-based equity awards from time to time.

Equity Incentive Program in Transition

During 2021, WSFS reviewed our overall incentive compensation program to ensure that it maintains a strong alignment with business strategy and Bank performance and provides long-term incentive opportunity reflecting multi-year performance. The Personnel and Compensation Committee approved program changes in which we will transition from our existing MIP and begin implementing elements of our new program in 2022 that we are referring to as the ELTIP. Additional detail about our ELTIP is described below under “Incentive Compensation Review and Redesign”.

2021 Executive Compensation Summary

Base Salary

Our Board of Directors approved NEO base salary changes as shown in the following table:

		2022 to 2021		2021 to 2020
Name	2022	% Increase	2021	% Increase	2020
Rodger Levenson	$870,000	8.7%	$800,000	3.2%	$775,000
Dominic C. Canuso	496,500	10.0%	451,500	5.0%	430,000
Steve Clark	430,000	3.1%	417,250	2.5%	407,000
Peggy H. Eddens	430,500	0.0%	430,500	2.5%	420,000
Michael P. Reed	436,250	3.0%	423,500	2.0%	415,000

Merit increases for our NEOs over the past two years have been consistent with national survey data and similar CPG positions and also consistent with merit increases across the organization. Our compensation philosophy has been to review base salaries using the 50th percentile and consider individual performance, skills and experience to determine an appropriate base salary. More specifically, changes in our NEOs’ base salaries over the past two years reflect their increased responsibilities, our performance during that period, the growth of our Company, and the change to our compensation policy described above. Mr. Levenson’s 2021 and 2022 base salary represents approximately the 50th percentile of an equal blend of the CPG and national survey data of similarly-sized banking institutions following the acquisition of Bryn Mawr based on the bi-annual compensation review.

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2021 MIP Determination

In February 2021, the Personnel and Compensation Committee initially selected Adjusted ROA, Adjusted ROTCE and Adjusted EPS growth as the Company-wide performance measures for the MIP for 2021. All three financial measures are non-GAAP financial measures and may not be comparable to similar non-GAAP financial measures used by other companies.

For 2021, consistent with prior years, the weighting percentage for the CEO was 100% for Company-wide performance; and, for the executive vice present-level NEOs the weighting was 75% Company- wide performance and 25% individual performance. Individual performance goals are agreed upon at the beginning of the year by the EVPs and the CEO and include specific operational and performance metrics pertinent to each EVPs area. Examples of these individual performance goals are asset quality metrics, service level agreement performance, area specific growth initiatives and strategic planning.

As further discussed below, ultimately the Personnel and Compensation Committee supplemented the performance measures and target levels it set in February 2021.

Quality of Earnings Review

In connection with administering the MIP, the Personnel and Compensation Committee conducts a “quality of earnings” review under which it evaluates any unusual, one-time items generally greater than $2.0 million, after tax, that impact cash, equity and earnings, and considers them for adjustments for the purposes of calculating relevant performance measures for the MIP. Any “quality of earnings” evaluations are made with a strong bias towards ensuring that management is accountable for reported results. For 2021, the Personnel and Compensation

Committee’s review concluded that the following items should be excluded from the calculation of ROA, ROTCE, and EPS growth for the purposes of MIP:

•	Corporate Development and Restructuring costs of $14.1 million (mainly related to our acquisition of Bryn Mawr, as well as some remaining restructuring costs from the Beneficial acquisition);
•	The gain on sale of SoFi stock of $5.1 million and the related $1.0 million WSFS CARES Foundation contribution; and
•	$10.9 million of the $15 million legal settlement from the Charter Oak litigation (as $4.1 million of net losses were applied to Quality of Earnings in prior years).

As a result, solely for the purpose of determining achievement in 2021 the Company-wide performance measures under the MIP, our adjusted ROA was 1.86%, adjusted ROTCE was 121.92% and the increase in adjusted 2021 EPS compared to adjusted 2020 EPS was 203.72%.

2021 MIP Results

The following table shows our 2021 adjusted results for ROA, ROTCE and EPS growth, the performance measures originally selected by the Personnel and Compensation Committee under the MIP, which are non-GAAP financial metrics and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Our score is calculated by determining the average of scoring for our performance against Adjusted ROA, Adjusted ROTCE and Adjusted EPS growth versus pre-established performance targets. A numerical value is interpolated based on a score of 1 for “threshold,” 2 for “target” and 3 for “stretch.”

Goal	Threshold	Target	Stretch	WSFS Results	Result
Adjusted ROA	0.98%	1.16%	1.30%	1.86%	Stretch +
Adjusted ROTCE	11.35%	13.19%	14.59%	21.92%	Stretch +
Adjusted EPS Growth	47.56%	75.00%	96.30%	203.72%	Stretch +
				Aggregate Result	Stretch +

2021 Incentive Award Determinations

Background

We disclosed in our 2021 Proxy Statement that the Personnel and Compensation Committee and our Board of Directors determined it was best to evaluate both Company performance and incentive awards for the Executive Leadership Team using performance metrics in addition to those metrics initially established for the 2020 MIP given the substantial adverse impact that the COVID-19 pandemic had on the local and national economies and on our operations and financial results in 2020. Specifically, the Personnel and Compensation Committee used the following financial metrics and qualitative criteria to evaluate our Company’s performance in 2020: (1) PPNR as a percentage of assets (“PPNR %”) compared to our $10-$20 billion asset size peer group; (2) Customer Engagement (“Gallup CE3”); (3) Associate

Engagement (“Gallup Q12”); and (4) Community Efforts. PPNR is a non-GAAP financial measure calculated as pre-tax net revenue before provision for credit losses less pre-tax noninterest expense.

By March 2021, after establishing the Company-wide performance measures for the MIP for 2021, the Personnel and Compensation Committee determined that there was a potential need to consider metrics and criteria, in addition to the established Company-wide performance measures for 2021, when determining appropriate incentive compensation for the Executive Leadership Team for 2021, given the continued COVID-19 pandemic and uncertain economic environment at that time. In order to assist with assessing the 2021 performance of the Company, the Personnel and Compensation Committee worked with management and Pearl Meyer throughout 2021 to identify supplemental performance metrics and criteria that were consistent with the Company’s long-term growth and strategic objectives.

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As a starting point, the Personnel and Compensation Committee, management and Pearl Meyer considered the performance metrics and qualitative criteria that were considered as part of the 2020 incentive award determinations as they were considered measures important to the long-term sustainability of the Company. Working together throughout the remainder of 2021, the Personnel and Compensation Committee, management and Pearl Meyer evaluated the impact that both the COVID-19 pandemic and the re-opening of the local and national economies had on our operations and financial results.

Unlike 2020, where the COVID-19 pandemic caused an extraordinarily large build up in our ACL and thus substantially and adversely impacting our financial results, the re-opening of the local and national economies and the lingering positive impacts of massive government stimulus caused significant releases from our ACL in 2021 resulting in a disproportionate and substantial positive impact on our 2021 financial performance. Given the symmetry of the ACL build up and releases in 2020 and 2021, respectively, and the continued impact of COVID-19 on our Company’s operations, the Personnel and Compensation Committee determined that supplemental performance metrics and qualitative criteria substantially similar to those used in 2020 were appropriate for evaluating our Company’s 2021 performance and determining incentive awards for the Executive Leadership Team. The Personnel and Compensation Committee determined that the Bryn Mawr acquisition was an appropriate additional criteria to consider when evaluating the performance of the Executive Leadership Team given the substantial efforts and work performed by the Executive Leadership Team and senior management on the acquisition.

2021 Supplemental Performance Metrics and Criteria

As part of the Personnel and Compensation Committee’s evaluation of our Company’s 2021 performance, it used the following supplemental performance metrics and criteria:

Metric Description	2021 Highlights
1. PPNR $*	• Adjusted PPNR $ (adjusted for quality of earnings) was $246.9 vs. our 2021 financial plan of $224.1
2. Customer Engagement (“Gallup CE3”): The Gallup CE3 is a concise survey comprised of three actionable items with the most conclusive links to crucial customer outcomes. The Gallup CE3 categorizes customers into three distinct groups: fully engaged, indifferent and actively disengaged.

•   The Bank’s Net Promoter Score increased from 61.8 to 78.9 including feedback from approximately 35,000 Customers

•   Continued support of the CARES Act PPP program including supporting the generation of over $355 million of second round PPP loans to over 2,300 WSFS and non-WSFS Customers

3. Associate Engagement (“Gallup Q12’’):The Gallup Q12 represents a survey of 12 questions that measure the most important elements of Associate engagement.

•   3 COVID-relief day benefit for personal illness and daycare issues

•   Approximately 30% of Associates in our Corporate offices have safely returned through our Future Forward phased transition planning

4. Bryn Mawr Transaction: Goals related to the completion of the acquisition of Bryn Mawr.

•   Completion of Due Diligence in early 2021

•   Received shareholder approval from both Company’s shareholders in 2Q 2021

•   Received regulatory approval from the OCC in July 2021

•   Received regulatory approval from the Federal Reserve in December 2021

•   Completed the merger of the two Companies on January 1, 2022

*	PPNR $ is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results

The following table shows our 2021 actual results for the supplemental performance metrics . Our score is calculated by determining the weighted average of scoring for our actual performance versus performance targets for each metric. A numerical value is interpolated based on a score of 1 for “threshold,” 2 for “target” and 3 for “maximum” or “stretch.” This score was applied to our MIP payout percentages, and a payout was calculated.

Goal	Threshold	Target	Maximum or Stretch	WSFS Results	Weighting	Result
PPNR $ (millions)	$189	$224	$251	$246	70%	Target +
Customer Engagement (“Gallup CE3”)	4.43%	4.46%	4.49%	4.47%	10%	Target
Associate Engagement (“Gallup Q12”)	4.16%	4.21%	4.26%	4.35%	10%	Stretch
Bryn Mawr Trust Transaction	1.00	2.00	3.00	3.00	10%	Stretch
					Aggregate Result	Target +
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Short-Term Cash Incentive Award Payouts: The below table reflects the target values of each of our NEO’s short-term cash incentive award under the MIP as a percent of his or her base salary.

Name	Minimum	Target	Maximum or Stretch
Rodger Levenson	37.5%	75%	150%
Dominic C. Canuso	25%	50%	100%
Steve Clark	25%	50%	100%
Peggy H. Eddens	25%	50%	100%
Michael P. Reed	25%	50%	100%

Based on the Company’s achievement in 2021 against the four supplemental performance metrics noted above, and additional discretion exercised by the Personnel and Compensation Committee related to the extraordinary efforts of the CEO and Executive Leadership Team during 2021, reflecting the continued leadership and strategic direction provided by the Executive Leadership Team during the year, the Personnel and Compensation Committee granted and our Board of Directors approved a short-term cash incentive award to our CEO in an amount equal to 150.0% of base salary and to executive vice president-level NEOs in an amount equal to 100% of base salary, which represent maximum payout levels.

LONG-TERM EQUITY INCENTIVE AWARD PAYOUTS: The below table reflects the target values of each of our NEO’s long-term equity incentive opportunity under the MIP as a percent of his or her base salary.

Name	Minimum	Target	Maximum or Stretch
Rodger Levenson	85%	100%	115%
Dominic C. Canuso	50%	60%	70%
Steve Clark	50%	60%	70%
Peggy H. Eddens	50%	60%	70%
Michael P. Reed	50%	60%	70%

As noted above with respect to short-term incentive awards for 2021, the Personnel and Compensation Committee also exercised their discretion to authorize the maximum payout levels under the MIP plan for long-term incentive awards for 2021, and the Personnel and Compensation Committee granted long-term equity incentive awards of RSUs to our CEO in an amount equal to 115% of base salary and to executive vice president-level NEOs in an amount equal to 70% of base salary.

Payment of incentive awards under the MIP occurs no later than March 15th of the year following the performance period. This timing usually provides ample opportunity for the finalization of year-end performance results, as well as maintaining compliance with the short-term deferral exception under Section 409A requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

The total value of long-term equity incentive awards with a four-year vesting schedule granted to our NEOs in 2022 for 2021 performance at the maximum level was $3,370,700.

Other Equity Incentive Compensation

Equity incentives for our executive officers are awarded pursuant to the terms of our 2018 Incentive Plan (the “2018 Plan”). Our equity incentive awards include the long-term equity incentive awards paid under the MIP, which is the primary method by which we provide long-term incentives to our executives. See the discussion above in the section entitled “Management Incentive Plan.” We offer equity awards as a performance incentive to encourage ownership of our common stock by our executives and to further align the interests of management with those of our stockholders. Equity awards also provide value by attracting, motivating and retaining executives and provide appropriate and meaningful rewards to executive officers for our long-term success.

The Personnel and Compensation Committee awards equity grants annually, generally at its February meeting. Grants may be recommended at other times during the year for special circumstances, such as the hiring of a new executive. In June 2020, management was granted the discretion to approve such awards valued up to $100,000 per award. Awards valued more than $100,000 are subject to Personnel & Compensation Committee approval. Stock option awards are granted with an exercise price not less than the fair market value of our common stock on the date of grant. The grant date fair value of stock option awards is determined using the Black-Scholes option-pricing model. Please note that options were last awarded under the MIP in February 2021. In consideration for the transition to the ELTIP, 2022 equity awards for 2021 performance will be granted as RSUs only. The fair value of RSUs is equal to the grant date fair value of the Company’s common stock.

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Integration Performance RSU Plan

The Integration Performance RSU Plan (the “Integration Plan”) provided incentive awards to members of the Company’s senior leadership team linked to the achievement of milestones related to the integration of Beneficial and other strategic goals. On February 24, 2022, the Board and the Committee approved the termination of the Integration Plan. The Integration Plan and awards granted thereunder have been described previously in the Company’s proxy statements filed in 2020 and 2021.

Integration Performance-Based RSU Awards (the “Integration Awards”) earned under the Integration Plan were issued pursuant to the terms of the 2018 Incentive Plan. The table below shows the performance metrics, target goals and weighting assigned to each metric.

Metric	Goal	% Weighting
Core ROA(1)	1.75%	80%
Gallup CE3(2)	80th Percentile(4)	10%
Gallup Q12(3)	90th Percentile(4)	10%
(1)	Core ROA is a non-GAAP financial measure that excludes certain unusual, one-time items.
(2)	The Gallup CE3 is a concise survey comprised of three actionable items with the most conclusive links to crucial customer outcomes. The Gallup CE3 categorizes customers into three distinct groups: fully engaged, indifferent and actively disengaged.
(3)	The Gallup Q12 represents a survey of 12 questions that measure the most important elements of Associate engagement.
(4)	Percentiles represent ranking against Gallup overall database.

The table below shows the vesting period of the Integration Awards earned. The vesting period was dependent upon the annual period in which the awards performance vest and ranged from one to three years.

Performance Vesting Year	Additional Time-Based Vesting
2021	3 years
2022	2 years
2023	1 year

The termination of the Integration Plan will be effective upon execution of termination agreements with each of the Integration Plan participants. In connection with the termination of the Integration Plan, the portion of the related Integration Awards attributable to Core ROA was terminated, and the Personnel and Compensation Committee exercised its discretion under the Integration Plan to determine the Gallup CE3 performance goal was met. In addition, the Gallup Q12 goal was satisfied in 2021. As a result, 20% of the RSUs subject to the Integration Awards vested and became subject to service-based vesting conditions.

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Benefits

401(k) Employer Contribution

We provide a 401(k) program that allows Associates to contribute a portion of their pre-tax earnings towards retirement savings. We offer a Company match to all Associates enrolled in our 401(k) plan as a component of total compensation and to encourage them to participate in the 401(k) program. We match the first 5% of an Associate’s contribution dollar-for-dollar up to IRS limitations.

Director and Executive Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our executives and Board of Directors. For executives, this program allows for base compensation to be deferred, as well as for deferment of cash awards. For directors, this program allows for retainer and meeting fees to be deferred. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant and there is no matching contribution made by the Company. The plan was reviewed and approved by our Personnel and Compensation Committee and our Board of Directors. The following table provides information relating to deferrals of compensation by our NEOs under our non-qualified deferred compensation plan.

Name and Principal Position	Executive Contributions in 2021(1)	Aggregate Earnings in 2021(2)	Aggregate Withdrawals/ Distributions in 2021	Aggregate Balance at December 31, 2021
Rodger Levenson	$—	$—	$—	$—
Dominic C. Canuso	—	—	—	—
Steve Clark	—	18,202	—	286,172
Peggy H. Eddens	171,075	70,322	—	873,398
Michael P. Reed	—	—	—	—

(1)	Amounts in this column are included in the Summary Compensation Table.
(2)	Amounts in this column are not included in the Summary Compensation Table.

Development Allowance

We provide a Development Allowance to our executive officers that provides up to $35,000 per year for the CEO and up to $12,500 per year for executive vice presidents. These amounts reflect our growth and executive involvement in expanded markets. Allowable expenses under the Development Allowance Policy include items that improve an executive’s networking and business development prospects, personal health, time management and general well-being in a way that can reasonably be expected to result in improvements to their productivity as one of our executives. CEO expenditures must be approved by the Lead Independent Director. Expenditures by executive vice presidents must be approved by the CEO.

Relocation Benefits

Separate from the above allowance, executives who are recruited from outside our market may be reimbursed for costs associated with their transitional relocation.

Retirement Plans

We do not maintain a tax-qualified non-contributory retirement plan (pension plan). However, we do provide continuation of medical benefits to Associates, including our executive officers, who retire, should they elect to participate in the benefit. We provide supplemental contributions toward retiree continuing medical coverage costs. For 2021, our contribution towards this supplement was capped at $3,996 per retiree, but may have been less based on length of service at time of retirement of each retiree, irrespective of annual increases to the cost of the medical benefit premium. We limit our increases to no more than 4% annually. Primarily because of changes to Medicare Part D coverage, this plan is no longer meaningfully utilized by, or available to, Associates who were not already retirement eligible as of March 31, 2014.

Employment Agreements

Because of our corporate philosophy which emphasizes commitment based on performance, we do not have employment agreements for our NEOs. We have a formal severance policy for executive vice presidents who report to the Chief Executive Officer which provides payments to NEOs if their employment is terminated without cause or under certain conditions following a change in control. Further details concerning the severance policy are provided in the section entitled “Potential Payments upon Termination or Change in Control.”

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Executive Compensation Review and Redesign

Summary

As the discussions with Bryn Mawr about a potential combination reached their final stages, the Personnel and Compensation Committee engaged its compensation consultant, Pearl Meyer, to assist in a comprehensive review of our overall executive compensation program. The Personnel and Compensation Committee determined that it was prudent to undertake a comprehensive review given the size the Company would be following the combination with Bryn Mawr, along with its dramatic growth since the beginning of 2018, and the significantly increasing competition for talent since the start of the COVID-19 pandemic that has been experienced not only nationwide and across all industries, but also in our markets and the financial services industry. The primary objective of the review was to redesign the executive compensation program, where appropriate, to keep it competitive for attracting and retaining high-quality individuals and to continue to align the interests of our senior management with our stockholders and our long-term success.

Initially, Pearl Meyer evaluated our CPG based on what the Company would look like from a size and performance perspective following the combination with Bryn Mawr, along with factors such as companies that we compete for talent with, and companies with a similar business model, size and geographic location. As described earlier under “Peer Group”, with the assistance of Pearl Meyer the Personnel and Compensation Committee identified an updated CPG that we believe better reflects our newly combined franchise. Then Pearl Meyer did a complete review of our executive compensation program, including the three main components of base salary, short- term incentive and long-term incentive, in light of our updated CPG. Following this review, the Personnel and Compensation Committee approved program design changes to our executive compensation program that have been implemented for 2022 and beyond to ensure that executive compensation maintains a strong alignment with business strategy and our stockholder interests, while incentivizing our executives for multi-year performance. We refer to the new program as the ELTIP.

Steps in the transition and an overview of our new program are as follows:

•	WSFS granted RSUs in early 2022 based on our 2021 incentive program and performance results under the MIP. Vesting will occur over the period 2023 through 2026.
•	PSUs are being granted at the maximum opportunity in 2022 which replace our historical use of stock options. We believe the adoption of PSUs aligns us with industry best practice and will reward future versus past performance.
•	The mix of equity grants will change in our new program to 40% time-vested RSUs and 60% performance-vested PSUs (at target performance level).
•	PSUs granted in 2022 will cliff vest at the end of 2025, with the number of vested shares depending on our performance over the period.
•	We will compare our three-year cumulative Core Return on Assets to the performance of banks currently in the KBW Community Bank Index, and our percentile ranking will determine the number of vested PSUs. No PSUs will vest for performance that ranks below the 25th percentile. One-fourth of the maximum PSU award will vest for ranking at the 25th percentile and increase ratably to the maximum PSU award for results ranking at the 100th percentile.

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In the following section, we describe these elements of our ELTIP, including how we determine the amounts for each element, why each element is included in our executive compensation program and the actual payments resulting from our pay-for-performance incentive programs.

Annual Incentive Compensation Determination Process

Company-wide Performance Goals

Annually, the Personnel and Compensation Committee reviews our metrics and establishes Company-wide targets on the chosen metrics. In selecting the metrics, the Personnel and Compensation Committee considers our short-term and long-term business strategy, the current business environment, and the interests of stockholders.

The Company reviews and adjusts, as necessary, performance metrics at the onset of a new performance period to ensure they continue to reflect our business strategy and market best practices. This review process helps ensure that Company-wide goals used for incentive plans support the Company’s overall strategy, accommodate any shifts in strategy from year-to-year or during market changes and reflect past experiences and best practices. The Personnel and Compensation Committee has discretion to modify awards downward if some other threshold level is not achieved. Examples of potential events or factors that Personnel and Compensation Committee may consider in reducing or eliminating awards include but are not limited to: downgrading of the Bank’s CAMELS rating, imposition of regulatory enforcement actions, or excessive non-performing assets.

Individual Performance Goals

Annually, each executive officer develops individual performance goals for the year consistent with that year’s financial plan and the current three-year strategic plan, as well as for personal professional growth.

These goals are submitted to the CEO for review, amendment, and approval. Through an iterative, collaborative process, the executive officers and the CEO agree to the final individual performance goals. Individual performance goals are tailored to each executive officer’s function and particular area of responsibility, and may cover a wide variety of performance measures, including, but not limited to, financial performance, customer engagement, operational milestones, and other matters.

Weighting the Goals

Subject to final approval by our Board of Directors, the Personnel and Compensation Committee has final discretion to determine the amounts of final award payouts to all our executive officers, with the exception of the CEO, which is at the recommendation of the Personnel and Compensation Committee and at the final discretion of the full Board of Directors.

Historically, the weighting percentage for NEOs has been 75% for Company-wide performance and 25% for individual performance. Beginning in 2022, this weighting percentage for short-term cash incentives will change to reflect 80% Company-wide performance and 20% individual performance determined by measures and objectives established in discussion with the CEO. The CEO’s awards will continue to be based solely on Company-wide performance.

The Personnel and Compensation Committee believes that the more senior the rank of the executive, the more responsibility that executive has for Company-wide performance. As a result, as seniority increases, the weighting of Company-wide performance measurement criteria compared to individual performance criteria generally also increases, such that Company-wide performance plays a larger role in determining the amount of incentive awards provided to such executives. Similarly, individual and business unit performance goals play a larger role in determining the amount of the incentive award for less senior executives as compared to overall Company-wide performance.

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Description of New Executive Leadership Team Incentive Plan

Short-term Incentive Award Payouts: Short-term incentive awards under the new ELTIP will use three Company financial measures of performance as shown in the table below, which are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. In addition, short-term incentive awards will include a strategic goal that may vary year-to-year and will align with the objectives identified through the Company’s financial or strategic planning process. The following table shows our 2022 performance metrics under the new ELTIP. Short-term incentive awards for the CEO will be earned based solely on the Company-wide performance score. Short-term incentive awards for NEOs will be earned based on a weighting of 80% Company- wide performance and 20% for individual performance determined by measures and objectives established in discussions with the CEO.

Goal	Threshold	Target	Maximum or Stretch	Weighting
Core ROA	1.00%	1.10%	1.26%	25%
Core ROATCE	12.1%	13.1%	14.8%	25%
Core EPS	$3.17	$3.48	$4.00	25%
Strategic*	TBD	TBD	TBD	25%

* The Personnel and Compensation Committee expects that the Strategic criteria for the short-term incentive award measure will incorporate elements and objectives from the Company’s 2022 Three-Year Strategic Plan which is expected to be approved by our Board of Directors in the second quarter of 2022.

Beginning in 2022, short-term incentive award percentage payout opportunity levels as a percentage of his/her base salary under the new ELTIP are as follows:

Name	Minimum	Target	Maximum or Stretch
Rodger Levenson	55%	110%	165%
Dominic C. Canuso	33%	66%	100%
Steve Clark	33%	66%	100%
Peggy H. Eddens*	—	—	—
Michael P. Reed	33%	66%	100%

* Ms. Eddens retired at the end of 2021 and, therefore, is not a participant in the ELTIP.

Long-term Equity Incentive Award Payouts: Long-term incentive awards will be awarded to the CEO and NEOs in the form of RSUs and PSUs with a 40% and 60% split respectively. The RSUs will vest in equal annual installments over three years, and PSUs that vest based on the Company’s cumulative core ROA performance after a three-year period relative to the KRX Index for the same period. On February 24, 2022, the CEO and NEOs were awarded PSUs representing total dollar amount of the maximum value of the PSUs under the new ELTIP plan based on the price of WSFS common stock on the date of grant.

The RSUs awarded under the ELTIP will be equal to 76% of the CEOs base salary and 28% of an executive’s base salary and are not subject to any performance metrics. As a result, starting in 2023, as compensation for 2022, the CEO and each member of the Executive Leadership Team will receive, as part of their long-term incentive award under the ELTIP, RSU grants with a dollar value equal to 76% or 28% of his/her base salary respectively. The PSUs awarded under the ELTIP will be equal to 114% of the CEOs base salary and 42% of an executive’s base salary and are subject to performance metrics. The performance metric for the Company’s 2022 PSU awards is a percentile ranking of the Company’s cumulative core ROA during the three-year period, as compared to the companies in the KRX Index, subject to the exercise of discretion by the Personnel and Compensation Committee for unique circumstances. The actual number of shares that will vest at the end of the three-year period will be based on the core ROA performance over the three-year period relative to the KRX Index. If such performance is at the 25th percentile, 50th percentile, 75the percentile and 100th percentile, grantees will receive 25%, 50%, 75% and 100% of their maximum award grant, respectively.

The table below shows the total dollar value of PSUs for 2022 that were awarded to our principal executive officer, principal financial officer and other named executive officers under the ELTIP on February 24, 2022 based on the price of WSFS common stock on the date of grant.

Plan Participant	Maximum Value of PSUs* (Dollars in thousands)
Rodger Levenson	$1,983,600
Dominic C. Canuso	$417,060
Steve Clark	$361,200
Peggy H. Eddens**	—
Michael Reed	$366,450

* At date of award with a share price of $49.76.

** Ms. Eddens retired at the end of 2021 and, therefore, is not a participant in the ELTIP.

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Beginning in 2022, long-term incentive percentage payout opportunity levels as a percentage of his/her base salary under the new ELTIP will be compared against the percentile where WSFS financial results stand against the KRX Index:

Name	25th	50th	75th	100th
Rodger Levenson	105%	190%	247%	304%
Dominic C. Canuso	39%	70%	91%	112%
Steve Clark	39%	70%	91%	112%
Peggy H. Eddens*	n/a	n/a	n/a	n/a
Michael P. Reed	39%	70%	91%	112%

*Ms. Eddens retired at the end of 2021 and, therefore, is not a participant in the ELTIP.

Executive Compensation Policies

Clawback Policy

The Personnel and Compensation Committee reserves the right to recover (“clawback”) any incentives that were paid due to fraudulent activity, inaccurate performance criteria or reporting, or errors in financial statements that are required to be restated. The Personnel and Compensation Committee approved a Compensation Clawback Policy in February 2019 in general alignment with proposed SEC clawback rules. Our Board of Directors has the sole authority to interpret, apply and implement this policy. Pursuant to this policy, the Personnel and Compensation Committee may require executive officers to forfeit and reimburse any bonus, award or incentive compensation paid under a benefit plan to the extent that such bonus, award or incentive compensation was due to or was based on statements of earnings, revenues, gains, the performance metric criteria of a benefit plan or other criteria that were later found to be materially inaccurate by the Personnel and Compensation Committee. Executive officers are subject to clawback provisions in the event the Company is required to prepare an accounting restatement due to the material noncompliance by the Company during the three completed fiscal years preceding the date the restatement is determined to be filed. In addition, if an executive officer engages in misconduct that, in our Board of Directors’ discretion, directly or indirectly causes a material adverse effect to the Company, our Board of Directors may require forfeiture or reimbursement of awards during the three-year period preceding the commission of the act of misconduct.

Policy Prohibiting Hedging

Our Insider Trading Policy specifically prohibits WSFS insiders, which are defined as directors, officers holding the title of Senior Vice President or higher and any other Associates with access to material non-public information, from hedging the risk associated with the ownership of our common stock.

Stock Ownership Guidelines

Our Board of Directors has established a guideline for the Executive Leadership Team such that the CEO should own 60,000 shares of vested common stock and all executive vice presidents should own

15,000 shares of vested common stock, each to be accumulated within five years of assuming his or her executive position. Our independent members of our Board of Directors are also required to hold a minimum of 5,000 shares of our common stock. These ownership guidelines are evaluated periodically for appropriate adjustments.

Stock Trading Plans

Our Insider Trading Policy allows for purchases or sales of WSFS’ stock made in compliance with a written plan established by a director, officer or other Associate that meets the requirements of Rule 10b5-1 under the Exchange Act (a “Plan”) if: (1) the Plan was established in good faith, in compliance with the requirements of Rule 10b5 -1, at a time when the individual was not in possession of material non-public information about WSFS, and, for WSFS Insiders, was established during an open window period for trading in WSFS’ stock and not during any trading “blackout” period; and (2) the Plan was reviewed by the Company’s Legal Department prior to its establishment to confirm compliance with the Insider Trading Policy and its related procedures. No amendments to such Plans are permitted during blackout periods.

From time to time, other WSFS insiders may enter into similar trading plans in accordance with Rule 10b5-1.

Tax Considerations Related to Our Executive Compensation

Section 162(m) of the Code (“Code Section 162(m)”) provides that certain compensation paid in excess of $1.0 million to our CEO, CFO and certain other executives and former executives is not deductible for federal income tax purposes. Although the Personnel and Compensation Committee seeks, where feasible, to structure compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of the Code Section 162(m) deduction limitation, the Personnel and Compensation Committee believes there is a need for flexibility to determine compensation consistent with its overall compensation philosophy and objectives and aligned with other corporate priorities. There are scenarios in which the Personnel and Compensation Committee may approve compensation that is not fully deductible under Code Section 162(m).

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Section 280G of the Code (“Code Section 280G”) limits our ability to take a federal income tax deduction for certain compensation that could be paid to executive officers resulting from a change in control transaction affecting us. In the event we pay any “excess parachute payments,” as defined under Code Section 280G, we would have compensation payments that are not tax deductible under Code Section 280G and executives would have excise taxes due on the receipt of such “excess parachute payments” under Section 4999 of the Code (“Code Section 4999”). The Personnel and Compensation Committee considers the adverse tax liabilities imposed by Code Section 280G and Code Section 4999, as well as its overall philosophy and objectives and corporate objectives, when it structures certain compensation to our executive officers.

CEO Pay Ratio

The CEO Pay Ratio, as set forth below, is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The median employee used in our 2020 analysis retired during 2021. In identifying a new median employee at December 31, 2021, we used a measure of total cash compensation defined as the sum of base salary, bonus, incentive, commission, holiday, paid time off and overtime pay as reflected in our payroll records. We believe this is a reasonable measure of total compensation and consistent with prior years’ methodology. Our 2021 employee population consists of approximately 1,800 employees, all of whom are located in the United States. This population includes all full-time, part-time and temporary employees. It does not include seasonal workers who we hire to assist us during the summer months or temporary workers hired through an agency. We annualized the compensation of approximately 300 full-time employees who were hired during 2021, based on the portion of the year for which they were employed.

To calculate the 2021 ratio of compensation of our median employee to that of Mr. Levenson, we calculated the median employee’s annual total compensation consistent with the calculation of Mr. Levenson’s annual total compensation as reported in the “Total” column of our 2021 Summary Compensation Table included in this proxy statement. This includes total cash compensation as described above as well as the amount of such employee’s health care benefits paid by the Company, if elected, and company matching contributions to participants in our Section 401(k) employee savings plan. The annual total compensation for the median employee was $80,911. Mr. Levenson’s total compensation was $3,386,092. The ratio of Mr. Levenson’s annual total compensation to the annual total compensation of the identified median employee at December 31, 2021 was approximately 42 to 1.

Compensation Committee Internal Interlocks and Insider Participation

No member of our Personnel and Compensation Committee is, or formerly was, an officer or Associate of ours. During 2021, none of our executive officers served on the Personnel and Compensation Committee (or equivalent), or our Board of Directors, of another entity whose executive officer or officers served on our Personnel and Compensation Committee or Board of Directors.

Personnel and Compensation Committee Report

Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent that WSFS Financial Corporation (the “Company”) specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Personnel and Compensation Committee has reviewed and discussed with management the CD&A to be included in the Company’s 2021 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act (the “Proxy Statement”), including the information contained therein under the heading “Compensation of Our Board of Directors.” Based on the reviews and discussions referred to above, the committee recommends to our Board of Directors that the CD&A referred to above be included in the Proxy Statement.

Personnel and Compensation Committee

Francis B. Brake, Chair

Christopher T. Gheysens, Vice Chair

Karen Dougherty Buchholz

Eleuthère I. du Pont

Lynn B. McKee

David G. Turner

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Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)		Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)		Total
Rodger Levenson Chairman, President and CEO(6)	2021	$795,834	$1,200,000		$930,078		$415,400	$1,690	$43,090		$3,386,092
	2020	767,667	430,125		1,062,561		252,561	2,000	48,488		2,563,402
	2019	731,000			205,785		133,155	774,905	57,747		1,902,592
Dominic C. Canuso Executive Vice President and CFO	2021	447,917	440,213		328,252		139,320	1,690	24,388		1,381,780
	2020	422,475	239,100		289,009		95,009	2,000	30,897		1,078,490
	2019	384,284	50,000		157,548		101,943	285,812	23,447		1,003,034
Steve Clark Executive Vice President and Chief Commercial Banking Officer	2021	415,542	383,870		340,704	(9)	131,868	1,690	26,645		$1,300,319
	2020	401,667	175,590		280,063		92,063	2,000	40,392		991,775
	2019	373,184			154,743		101,128	270,913	38,913		937,881
Peggy H. Eddens Executive Vice President and Chief Customer Experience Officer	2021	457,725	417,047		320,628		136,080	1,690	26,324		1,359,494
	2020	415,000	155,400		290,745		95,745	2,000	24,685		983,575
	2019	386,949			157,969		102,215	285,576	23,715		956,424
Michael P. Reed Executive Vice President and Chief Risk Officer	2021	422,083	496,775	(7)	98,604		89,640	1,690	343,854	(8)	1,452,646
	2020	276,667	343,333		335,000		135,000	2,000	9,977		1,101,977

(1)	The amounts shown as salaries in this table may be different from the amounts shown in the Base Salary table because this table represents the amount actually paid during the year and the Base Salary table represents actual base salary level.
(2)	Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included in our 2021 Annual Report on Form 10-K for the assumptions used to calculate grant date fair value. Amounts in this column include the aggregate grant date fair value of RSUs granted in 2021 with a two-year ratable vesting period and representing 50% of the non-equity annual incentive award earned in 2020 as follows: Mr. Levenson, $473,138; Mr. Canuso, $175,010; Mr. Clark, $165,649; and Ms. Eddens, $170,940. Also includes the aggregate grant date fair value of RSUs granted in 2021 and earned in 2020 under our Long-Term Incentive Plan as follows: Mr. Levenson, $456,940; Mr. Canuso, $153,252; Mr. Clark, $145,048; Ms. Eddens, $149,048 and Mr. Reed, $98,600.
(3)	Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included in our 2021 Annual Report on Form 10-K for the assumptions used to calculate grant date fair value.
(4)	Represents cash awards to NEOs in connection with our All Associate Bonus Plan.
(5)	All Other Compensation includes contributions of $14,500 made by us to the 401(k) plans of each of our NEOs, health benefits paid directly by the Company, and a maximum development allowance of $12,500 for each EVP and $35,000 for the CEO. The health benefits provided to our NEO’s are under a non-discriminatory group plan, and disclosure of this benefit is included on a voluntary basis.
(6)	Mr. Levenson was named President and CEO and elected to our Board of Directors effective January 1, 2019 and was elected Chairman effective January 1, 2020.
(7)	Includes $83,333 which represents the second of three equal annual installments of a $250,000 bonus granted to Mr. Reed upon joining the Company in May 2020.
(8)	Includes $323,516 related to relocation costs paid to Mr. Reed.
(9)	Includes a one-time RSU award with an aggregate grant date fair value of $27,500 made to Mr. Clark in March 2021 in recognition of his key role in WSFS providing nearly $1 billion in PPP loans and deferred loan payment modifications to many Customers requiring support through the COVID-19 pandemic.

WSFS Bank 2022 Proxy Statement	53

Equity Awards Granted in 2022 for 2021 Performance

In 2022, we granted RSUs under the 2018 Incentive Plan based on performance during 2021 against supplemental performance metrics approved by the Personnel and Compensation Committee and Board of Directors. These awards will be reflected in the Summary Compensation Table for 2022, which will be included in our 2023 proxy statement. The awards were as follows:

•	The aggregate grant date fair value of RSUs granted in 2022 and earned in 2021 with a four-year ratable vesting period was as follows: Mr. Levenson, $920,000; Mr. Canuso, $316,050; Mr. Reed, $296,450; and Mr. Clark, $292,075. Ms. Eddens did not receive equity awards for 2021 performance granted in 2022 as she retired on December 31, 2021.

Grants of Plan-Based Awards

The following table presents information regarding grants of non-equity and equity plan-based awards to our NEOs during 2021. Such awards consist of both RSUs and stock options.

The RSU grants vest equally over four years. Awards have a grant date fair value of $49.76, which is equal to the closing stock price of WSFS common stock at the grant date of February 24, 2022.

								All Other	All Other		Grant
								Stock	Option	Exercise	Date Fair
		Estimated Possible Payouts			Estimated Possible Payouts			Awards:	Awards:	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Number of	Price of	Stock
		Plan Awards(1)			Awards(1)			Shares of	Securities	Option	and
	Grant							Stock or	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options (#)	($/Share)	Awards(2)
Rodger Levenson		$300,000	$600,000	$1,200,000	$680,000	$800,000	$920,000
	3/3/2021							17,941	—	—	930,061
	3/3/2021							—	27,730	51.84	930,061
Dominic C.		112,875	225,750	451,500	225,750	270,900	316,050
Canuso	3/3/2021							6,332	—	—	328,251
	3/3/2021							—	9,300	51.84	328,251
Steve Clark		104,313	208,625	417,250	208,625	250,350	292,075
	3/3/2021							6,523	—	—	340,704
	3/3/2021							—	8,803	51.84	340,704
Peggy H. Eddens		107,625	215,250	430,500	215,250	258,300	301,350
	3/3/2021							6,185	—	—	320,630
	3/3/2021							—	9,084	51.84	320,630
Michael P. Reed		105,875	211,750	423,500	211,750	254,100	296,450
	3/3/2021							1,902	—	—	98,600
	3/3/2021							—	5,984	51.84	98,600

(1)	Represents the 2021 cash award opportunities under the annual incentive component of the MIP. Actual cash incentive amounts paid for 2021 are included in the “Bonus” column of the Summary Compensation Table, and actual payments of equity awards earned for 2021 performance will be shown in the Summary Compensation Table for 2022 to be included in the Company’s 2023 proxy statement. Equity awards will be paid out in stock in the form of whatever number of shares that amount translates into at the time of the payout.
(2)	See Note 17 to the Notes to the Consolidated Financial Statements included in our 2021 Annual Report on Form 10-K for the assumptions made in calculating the grant date fair value of stock and option awards.

WSFS Bank 2022 Proxy Statement	54

Outstanding Equity Awards Value at Fiscal Year-End

The following table shows the number and exercise price of all unexercised stock options held by NEOs as of December 31, 2021, as well as shares of unvested restricted stock owned by the NEOs. The awards are listed in order of grant date. These awards are subject to our clawback provision affecting our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Rodger Levenson(1)	9,090	—	29.86	2/25/2023	36,792	$1,844,015
	5,492	—	47.05	2/23/2024
	5,547	1,849	48.40	2/22/2025
	6,496	6,495	43.28	2/28/2026
	8,685	26,055	36.11	2/27/2027
	—	27,730	51.84	3/3/2028
Dominic C. Canuso(2)	4,799	—	26.24	2/23/2024	12,937	648,402
	4,577	1,525	29.86	2/22/2025
	4,973	4,973	47.05	2/28/2026
	3,267	9,802	48.40	2/27/2027
	—	9,300	43.28	3/3/2028
Steve Clark(5)	4,707	—	47.05	2/23/2024	12,945	648,803
	4,496	1,498	48.40	2/22/2025
	4,885	4,884	43.28	2/28/2026
	3,166	9,497	36.11	2/27/2027
	—	8,803	51.84	3/3/2028
Peggy H. Eddens(4)	8,124	—	26.24	2/26/2022	—	—
	8,051	—	29.86	12/31/2022
	13,170	—	47.05	12/31/2022
	9,972	—	48.40	12/31/2022
	4,723	—	43.28	12/31/2022
	6,175	—	36.11	12/31/2022
	9,084	—	51.84	12/31/2022
Michael P. Reed(3)	5,007	15,229	27.41	5/1/2027	12,893	649,197
	—	5,984	51.84	3/3/2028

(1)	The 1,849 unvested options expiring 2/22/2025 vest on 4/15/2022. Of the 6,495 unvested options expiring 2/28/2026, 3.247 vest on 4/15/2022 and 3,248 vest on 4/15/2023. Of the 26,055 unvested options expiring 2/27/2027, 8,685 vest on 4/15/2022, 8,685 vest 4/15/2023, and 8,685 vest on 4/15/2024. Of the 27,730 unvested options expiring 3/3/2028, 6,933 vest on 4/15/2022, 6,932 vest on 4/15/2023, 6,933 vest on 4/15/2024, and 6,932 vest on 4/15/2025.
(2)	The 1,525 unvested options expiring 2/22/2025 vest on 4/15/2022. Of the 4,973 unvested options expiring 2/28/2026, 2,487 vest on 4/15/2022, and 2,486 vest on 4/15/2023. Of the 9,802 unvested options expiring 2/27/2027, 3,268 vest on 4/15/2022, 3,267 vest on 4/15/2023, and 3,267 vest on 4/15/2024. Of the 9,300 unvested options expiring 3/3/2028, 2,325 vest on 4/15/2022, 2,325 vest on 4/15/2023, 2,325 vest on 4/15/2024, and 2,325 vest on 4/15/2025.
(3)	Of the 15,229 unvested options expiring 5/1/2027, 5,076 vest on 4/15/2022, 5,077 vest on 4/15/23 and 5,076 vest on 4/15/2024. Of the 5,984 unvested options expiring 3/3/2028, 1,496 vest on 4/15/2022, 1,496 vest on 4/15/2023, 1,496 vest on 4/15/2024 and 1,496 vest on 4/15/2025.
(4)	Peggy H. Eddens retired as of 12/31/2021. All option awards became exercisable and all stock awards were fully vested at this time.
(5)	The 1,498 unvested options expiring 2/22/2025 vest on 4/15/2022. Of the 4,884 unvested options expiring 2/28/2026, 2,442 vest on 4/15/2022, and 2,442 vest on 4/15/2023. Of the 9,497 unvested options expiring on 2/27/2027, 3,166 vest on 4/15/2022, 3,165 vest on 4/15/2023, and 3,166 vest on 4/15/2024. Of the 8,803 unvested options expiring 3/3/2028, 2,201 vest on 4/15/2022, 2,201 vest on 4/15/2023, 2,200 vest on 4/15/2024, and 2,201 vest on 4/15/2025.

WSFS Bank 2022 Proxy Statement	55

Exercises of Options and Vesting of Stock During 2021

The following table shows the number of options exercised and restricted stock vested by the NEOs during the fiscal year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rodger Levenson	14,929	$728,969	10,214	$ 509,069
Dominic C. Canuso	—	—	4,092	204,056
Steve Clark	7,960	205,161	3,991	199,021
Peggy H. Eddens	4,052	322,424	16,937	847,844
Michael P. Reed	—	—	1,231	61,452

WSFS Bank 2022 Proxy Statement	56

Potential Payments upon Termination or Change in Control

We have adopted a severance policy that provides severance payments upon termination of employment without "Cause" for "Good Reason" (as each term is defined in the policy) for an executive (which includes all of our NEOs) covered by the severance policy. Entitlement to severance benefits is subject to the terms and conditions of the WSFS Executive Severance Policy, and the amount of severance benefits that may be due depends on whether the qualifying termination of employment occurs in connection with a Change in Control.

Non-Change in Control Termination under Severance Policy

Executive officers covered by this policy who incur a qualifying termination that is not a Change of Control Termination (described below) are entitled to be paid a eighteen months of base salary (twenty-four months for the CEO), the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for eighteen months (twenty-four months for the CEO), and outplacement benefits commensurate with the executive’s level.

Change in Control Termination under Severance Policy

Executive officers covered by this policy who incur a qualifying termination within twenty-four months following a change in control (a "Change of Control Termination") are entitled to be paid two times (three times for the CEO) the sum of the executive's base salary and the amount of the most-recently earned bonus, the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for twenty-four months (thirty-six months for the CEO), and outplacement benefits commensurate with the executive's level.

If it is determined that the any of the preceding payments would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the change in control payment would be reduced to greatest amount that would not be subject to the excise tax if, after taking into account applicable federal, state, local and foreign income and employment taxes, the excise tax, and any other applicable taxes, the executive would retain a greater amount on an after-tax basis following such reduction.

Total Payments Due Upon Termination of Employment

The table on the following page shows the payments that our NEOs would have received upon termination of their employment on December 31, 2021, under the circumstances shown.

WSFS Bank 2022 Proxy Statement	57

The table on the following page shows the payments that our NEOs would have received upon termination of their employment on December 31, 2021, under the circumstances shown. This plan does not come into effect for death or disability.

		Before Change in Control	After Change in Control
Name	Benefit	Termination Without Cause or Departing for Good Reason	Termination Without Cause or Departing for Good Reason(1)	Death(2)	Disability(3)
Rodger Levenson	Severance pay(4)	$800,000	$6,000,000	$500,000	$424,000
	Outplacement services(5)	10,000	10,000	—	—
	Option and restricted stock vesting(6)	—	2,256,652	2,256,652	2,256,652
	Health benefits(7)	11,778	35,335	—	—
	Total Value	$821,778	$8,301,987	$2,756,652	$2,680,652
Dominic C. Canuso	Severance pay(4)	$451,500	$1,783,426	$452,000	$110,827
	Outplacement services(5)	10,000	10,000	—	—
	Option and restricted stock vesting(6)	—	822,367	822,367	822,367
	Health benefits(7)	$7,352	14,704	—	—
	Total Value	$468,852	$2,630,497	$1,274,367	$933,194
Steve Clark	Severance pay(4)	$417,250	$1,602,240	$418,000	$232,625
	Outplacement services(5)	10,000	10,000	—	—
	Option and restricted stock vesting(6)	—	817,839	817,839	817,839
	Health benefits(7)	15,412	30,824
	Total Value	$442,662	$2,460,903	$1,235,839	$1,050,464
Peggy H. Eddens	Severance pay(4)	$430,500	$1,695,094	$420,000	$239,250
	Outplacement services(5)	10,000	10,000	—	—
	Option and restricted stock vesting(6)	—	—	—	—
	Health benefits(7)	6,569	13,139	—	—
	Total Value	$447,069	$1,718,233	$420,000	$239,250
Michael P. Reed	Severance pay(4)	$423,500	$1,673,884	$424,000	$56,577
	Outplacement services(5)	10,000	10,000	—	—
	Option and restricted stock vesting(6)	—	992,048	992,048	992,048
	Health benefits(7)	11,778	23,557	—	—
	Total Value	$445,278	$2,699,489	$1,416,048	$1,048,625

(1)	Change in Control without Cause or Good Reason: CEO is 3 times base salary plus bonus; EVPs are 2 times base salary plus bonus; 1 times most current cash award (reflects MIP cash paid March 15, 2022 for 2021 performance).
(2)	Death benefit changed January 1, 2022 to be 1 times base salary up to max of $500,000, reflected in figures above. Prior maximum was $50,000.
(3)	We offer two weeks of short-term disability benefits for all Associates for each year of service up to a maximum of 26 weeks. Long-term disability for all Associates has a $24,000 maximum benefit. On January 1, 2021 the Long-term disability for all Associates has a $10,000 a month maximum benefit.
(4)	As discussed in "Change in Control Termination under Severance Policy," severance payments following a change in control that could constitute a "parachute payment" within the meaning of 280G of the Code may be subject to reduction in certain circumstances.
(5)	Outplacement services amounts are estimates based on management’s experience with outplacement providers.
(6)	Option and restricted stock vesting is based on an assumed value of $50.12 per common share reflecting the closing price on December 31, 2021.
(7)	Health benefits represent the portion of the total cost that would be paid by WSFS.

WSFS Bank 2022 Proxy Statement	58

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

AUDIT MATTERS

The Company’s Audit Committee appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent registered public accounting firm since 1994. Subject to the matters discussed under the section entitled Audit Committee Report, the Audit Committee carefully considered the firm’s qualifications as our independent registered public accounting firm, including a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm.

Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

ABOUT THE AUDIT COMMITTEE

The Audit Committee’s review also included the matters regarding auditor independence discussed under the section entitled Audit Committee Report, including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP during fiscal year 2021 are described under the section titled Independent Auditor Fees above.

ABOUT YOUR VOTE

•	To be ratified, the appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on that proposal.
•	Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

WSFS Bank 2022 Proxy Statement	59

Audit Services

It is the policy of the Audit Committee to approve all audit and non-audit services prior to the engagement of the independent registered public accounting firm to perform any service, subject to the following operating procedures: Each year in connection with the execution of the audit engagement letter, the Audit Committee pre-approves a retainer for additional services that are either audit or audit-related in nature. These additional services may not exceed 5% of the annual audit fee amount. For any additional audit or audit- related services to be provided by the independent registered public accounting firm that were not pre- approved in accordance with this procedure, and for which the fees are expected to not exceed 10% of the annual audit fee, the Chair of the Audit Committee can provide pre-approval of the services. For any additional services where the fees are expected to exceed 10% of the annual audit fee, the pre-approval of the entire Audit Committee is required. In addition, a retainer for tax consulting services is pre-approved by the Audit Committee. Any tax consulting services exceeding the retainer amount are approved in accordance with the above procedure. All fees paid to the independent registered public accounting firm are reported to the Audit Committee in a timely manner.

In connection with the audit of the 2021 financial statements, we entered into engagement letters with KPMG LLP that set the terms by which KPMG LLP performed services for us.

All of the services listed below for 2021 were approved by the Audit Committee prior to the service being rendered as described in the procedures above. The Audit Committee has determined that the non-audit services performed during 2021 were compatible with maintaining the independent registered public accounting firm’s independence.

AUDIT FEES
The aggregate fees earned by KPMG LLP for professional services rendered for the audit of our consolidated financial statements included in our annual report on Form 10-K and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended December 31, 2021 and 2020 were $1,330,800 and $2,774,054, respectively.
AUDIT RELATED FEES
The aggregate fees earned by KPMG LLP for audits of employee benefit plans, due diligence activities on proposed transactions and research, consultation and attestation services on financial accounting and reporting matters for the years ended December 31, 2021 and 2020 were $50,000 and $403,650, respectively.
TAX FEES
The aggregate fees earned by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2021 and 2020 were $181,450 and $210,250, respectively.
ALL OTHER FEES
There were no fees earned by KPMG LLP for professional services rendered other than those listed under the captions “Audit Fees,” “Audit Related Fees,” and “Tax Fees” for the years ended December 31, 2021 and 2020.

Audit Committee Report

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021;
•	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed under relevant guidance of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 - Communications with Audit Committees, and the SEC; and
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee Members

David G. Turner, Chair	Jennifer W. Davis
Michael J. Donahue, Vice Chair	Nancy J. Foster
Christopher T. Gheysens	Eleuthère I. du Pont
Anat Bird

WSFS Bank 2022 Proxy Statement	60

TRANSACTIONS WITH RELATED PARTIES

The Company also has a written Related Party Transaction Policy pursuant to which the Corporate Governance and Nominating Committee conducts a review and provides oversight over all related party transactions for potential conflict of interest situations. A related party transaction is generally any transaction in which WSFS or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, immediate family member, or any beneficial owner of more than 5% of our common stock, has or will have a direct or indirect material interest.

In accordance with our written policy and Regulation O of the Board of Governors of the Federal Reserve System, any extensions of credit granted by the Bank or its subsidiaries to a related party in excess of $500,000 requires pre-approval by our Board of Directors, with the interested party (if a director) abstaining from participating directly or indirectly in the voting. During 2021, there were two loan transactions exceeding $500,000, one to a member of the Executive Leadership Team and the other to a director’s employer. Our Board of Directors reviewed and approved both extensions of credit.

In the ordinary course of its business, WSFS Bank makes loans to our directors, officers and Associates. All loans granted to related parties, regardless of the amount, are reported to our Board of Directors. These loans are subject to limitations and restrictions under federal banking laws and regulations, including Regulation O, and are made on substantially the same terms (including interest rate and collateral) as, and credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with persons not related to WSFS Bank. These loans do not involve more than the normal risk of repayment or present other unfavorable features to WSFS Bank. In 2021, management concluded that the transactions between WSFS and its related persons involved normal credit risk to the Company and did not include any unfavorable features to the Company.

In addition, Mr. Leto entered into a letter agreement with WSFS and WSFS Bank in connection with the merger with Bryn Mawr, which provides that Mr. Leto will be designated to serve as a member of the Board of Directors and WSFS Bank. During the period that he serves as a member of our Board of Directors, Mr. Leto will receive such fees as are generally paid to other members of our Boards of Directors. The letter agreement, however, does not limit, restrict, modify or otherwise affect the rights of stockholders and directors of WSFS, as applicable, to appoint, elect or remove directors in accordance with the terms of our Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws (our “Bylaws”). Under the letter agreement, Mr. Leto’s employment as an officer terminated as of the closing of the merger with Bryn Mawr.

In connection with the letter agreement, Mr. Leto was paid a $500,000 lump sum in exchange for his agreement to abide by certain restrictive covenants. Under the letter agreement, upon termination of Mr. Leto’s change-of-control severance agreement with Bryn Mawr and related change-of-control payout, subject to applicable taxes and withholding, of a cash payment equal to $2,012,484, and a cash payment equal to $358,582, which was Mr. Leto’s target Annual Incentive Award for 2021 with Bryn Mawr, Mr. Leto agreed he has no further rights under or with respect to the change-of-control severance agreement.

WSFS Bank 2022 Proxy Statement	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares of our common stock beneficially owned by the directors, NEOs and 5% stockholders as of December 31, 2021. The table also shows the amount of such shares as a percentage of all of the shares of our common stock outstanding as of December 31, 2021.

In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has, or shares, voting or dispositive power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days of the determination date. Except as otherwise noted, the named beneficial owner exercises sole voting and investment power over the shares of common stock.

	Number of Shares (Including Exercisable Options)(1)	Percentage of our outstanding common stock
Directors:
Anat Bird	21,499	*
Francis B. Brake	11,816	*
Karen Dougherty Buchholz	24,329	*
Diego F. Calderin	—	*
Jennifer W. Davis	21,811	*
Michael J. Donahue	12.578	*
Eleuthère I. du Pont	13,752	*
Nancy J. Foster	3,213	*
Christopher T. Gheysens	7,651	*
Francis J. Leto	50,395
Rodger Levenson(2)	139,469	*
Lynn B. McKee	—
David G. Turner	16,864	*
Mark A. Turner	10,769	*
Named Executive Officers:
Dominic C. Canuso	40,888	*
Steve Clark	43,583	*
Peggy H. Eddens	94,209	*
Michael P. Reed	14,191	*
Directors and Executive Officers as a group (23 persons)	824,732	1.73%
5% WSFS Financial Corp Stockholders:
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	7,022,000	14.75%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	6,120,051	12.85%
T. Rowe Price Group, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	3,237,267	6.80%
Dimensional Fund Advisors, LP(6) Building One 6300 Bee Cave Road Austin, TX 78746	2,472,905	5.19%

* Less than 1% of outstanding common stock.

(1)	Includes exercisable stock options for the following individuals: D. Canuso: 27,221, S. Clark: 26,561, P. Eddens: 59,299, R. Levenson: 56,024, M. Reed: 11,649.
(2)	Rodger Levenson is also an NEO but reported in the Directors section.
(3)	According to the Statement on Schedule 13G/A of BlackRock, Inc. filed with the SEC on January 27, 2022.
(4)	According to the Statement on Schedule 13G/A of The Vanguard Group, Inc. filed with the SEC on February 10, 2022.
(5)	According to the Statement on Schedule 13G/A of T. Rowe Price Group, Inc. filed with the SEC on February 14, 2022.
(6)	According to the Statement on Schedule 13G/A of Dimension Fund Advisors, LP filed with the SEC on February 8, 2022.

WSFS Bank 2022 Proxy Statement	62

MEETING AND OTHER INFORMATION

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, the 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021, and the ESG Report (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email. If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you. Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting. As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.
INFORMATION CONTAINED IN PROXY STATEMENT

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives and certain other required information.

ELECTRONIC ACCESS TO THE COMPANY’S PROXY MATERIALS
The Proxy Materials are available at http://www.viewproxy.com/wsfs/2022 and from our corporate website at investors.wsfsbank.com. To view this material, you must have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
STOCKHOLDERS ELIGIBLE TO VOTE
Only stockholders of record at the close of business on the Record Date, which was March 18, 2022, will be entitled to vote at the Annual Meeting.
SHARES ELIGIBLE TO BE VOTED
As of the Record Date, we had 63,328,363 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the five director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting. We do, however, permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. If you give us a proxy to vote your shares at the Annual Meeting, we will distribute your votes among the nominees as we see fit. If you do not want us to use cumulative voting for your shares, you may state that on your proxy card. See “How to Vote” below for more information regarding cumulative voting.
QUORUM REQUIREMENT
As of the Record Date, 63,328,363 shares of the Company’s common stock were issued and outstanding. We require the presence, whether in person, by participation at the virtual meeting or through the prior submission of a proxy, of the holders of shares of WSFS common stock representing a majority of the shares outstanding and entitled to vote on the Record Date. If you submit a properly executed proxy, then you will be considered part of the quorum.
MATTERS TO BE VOTED ON

The Annual Meeting is being held to consider the following proposals:

(1)  The election of five directors for a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2025;

(2)  A non-binding advisory vote on the compensation of our NEOs;

(3)  The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(4)  Such other matters as may properly come before the meeting or any adjournment thereof.

Our Board of Directors recommends a vote:

FOR each of the five nominees for director,

FOR the non-binding advisory vote on the compensation of our NEOs and

FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

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VOTES REQUIRED

Proposal 1: Directors are elected by plurality vote, meaning that the nominees who receive the greatest number of votes are elected.

Proposal 2: The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.

Proposal 3: The appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be ratified.

For Proposal 1, you may vote for a nominee or you may withhold your vote for a nominee. In a contested election, the number of seats up for election is less than the number of persons nominated. The winning nominees are the ones who receive more votes than the other nominees. In an uncontested election, there are enough seats up for election for all the nominees, so all will be elected regardless of the number of votes they each receive.`

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

For Proposal 1, abstentions and broker non-votes are treated as present for quorum purposes only and will not affect the outcome of the vote on the proposal. For Proposals 2 and 3, abstentions will have the same effect as votes against such proposals and broker non-votes will have no effect on the outcome of the vote on any of the proposals.

If you fail to instruct your broker how you want your shares voted, your broker may use discretionary authority to vote your shares only on “routine” matters. The election of directors and the non-binding advisory vote on the compensation of our NEOs are not considered “routine” matters. As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2022 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://viewproxy.com/wsfs/2022/htype.asp. On the day of the Annual Meeting, you may only vote during the Annual Meeting by e-mailing a copy of your legal proxy to Virtualmeeting@viewproxy.com in advance of the Annual Meeting.

BROKER NON-VOTES

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of Nasdaq and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters.

HOW TO VOTE

If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the Notice of Internet Availability):

• Virtually at the Annual Meeting;

• Via the Internet;

• By telephone; or

• By mail.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to, or other instructions for attending, the Annual Meeting, please contact Investor Relations, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, or by email at stockholderrelations@wsfsbank.com. If you elect to vote by mail and you requested and received a printed set of the proxy materials, you may mark, sign, date and mail the proxy card enclosed with the proxy materials you received. Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions.

If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors. If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive these Proxy Materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee and you bring the proxy to, or otherwise present your proxy at, our Annual Meeting.

A stockholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. A stockholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting. To cumulate your votes, you must follow the instructions on the Notice of Internet Availability of Proxy Materials to obtain a paper copy of the proxy materials and indicate the manner in which such votes should be allocated.

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VOTING OVER THE INTERNET OR BY TELEPHONE

Voting over the Internet: You may use the Internet (www.AALvote.com/WSFS) to transmit your vote up until 11:59 P.M., Eastern Time, May 10, 2022 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.

Voting by Telephone: If you are a stockholder of record, you may call 1 (866) 804-9616 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 10, 2022 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials. Note: If you intend to take advantage of the opportunity to listen to the Annual Meeting via telephone, you will not be able to revoke or cast a vote over the telephone during the Annual Meeting.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

REVOKING OR CHANGING YOUR VOTE

If you are the record owner of your shares and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the

Annual Meeting by:

• Submitting a new proxy card with a later date;

• Delivering written notice to our Secretary, stating that you are revoking your proxy;

• Attending the Annual Meeting and voting your shares in person (via the internet); or

• If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy. If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

PARTICIPATING IN THE VIRTUAL MEETING

We consider the Annual Meeting an opportunity for stockholders to have access to our Board of Directors and Executive Leadership Team in a public forum, and we invite stockholders to submit questions or comments in advance of the Annual Meeting. This is an important part of the process, and we have established a procedure for stockholders to send communications to our Board of Directors as well as to management. While legal considerations and timing issues may prevent us from answering all questions or addressing all comments, we believe this dialogue is helpful in increasing communication with our stockholders.

Please send questions to:          WSFS Financial Corporation

Investor Relations
WSFS Bank Center
500 Delaware Avenue

Wilmington, Delaware 19801

or: stockholderrelations@wsfsbank.com

Stockholders may also submit questions while attending the Annual Meeting via live webcast. Please follow the instructions at to type your questions into the questions/chat box on the screen in order to ask questions during the Annual Meeting. At the Annual Meeting, we will attempt to respond to as many of the questions and comments we receive. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in 15 minutes prior to the start of the meeting on the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email Virtualmeeting@viewproxy.com or call 866-612-8937.

THE COST OF THE PROXY SOLICITATION
The accompanying proxy is being solicited by our Board of Directors. We will pay the costs of soliciting proxies from our stockholders. We have engaged Alliance Advisors to help in the solicitation of proxies for a fee of approximately $44,925 plus associated costs and expenses.
HOW TO OBTAIN THE COMPANY’S CORPORATE GOVERNANCE INFORMATION

Our Corporate Governance information is available from our website at investors.wsfsbank.com. Our stockholders may also obtain written copies at no cost by writing to us at WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Investor Relations.

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REQUESTING ELECTRONIC OR PRINTED COPIES OF THIS AND FUTURE PROXY MATERIALS

You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:

• Following the instructions at: investors.wsfsbank.com;

• Calling (888) WSFSBANK or (888) 973-7226; or

• Sending an email to stockholderrelations@wsfsbank.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

STOCKHOLDER PROPOSALS FOR INCLUSION IN OUR PROXY STATEMENT

Under SEC Rule 14a-8, a stockholder desiring to make a proposal to be included in the proxy statement for the 2023 Annual Meeting of Stockholders must present such proposal to the following address: WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Corporate Secretary.

Proposals must be received no later than the close of business on December 28, 2022, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement.

STOCKHOLDER DIRECTOR NOMINATIONS

As set forth in our Bylaws, a stockholder making a recommendation for nomination must provide certain information for each person the stockholder proposes to recommend as a nominee to the Board:

As required by our Bylaws, a recommendation for nomination must provide the following information for each person the stockholder proposes to recommend as a nominee to the Board:

• the name and age of such person;

• any information required to be disclosed in solicitations of proxies with respect to nominees for election of directors by Section 14 of the Exchange Act and related rules and regulations (including the written consent of the person proposed as a director nominee);

• a description of all direct and indirect compensation, economic interests and other material monetary arrangements during the past three years, and any other material relationships, between or among such stockholder and each recommended nominee, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

• a description of all relationships between the proposed nominee and the recommending stockholder, and of any agreements, arrangements and understandings between the recommending stockholder and the recommended nominee regarding the nomination; and

• a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions and any other persons with special interests regarding the Company.

In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such information includes, among other things:

• the name, address and telephone number of such stockholder and of such beneficial owner;

• the class or series and number of shares of the Company owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held;

• any derivative instruments with respect to Company shares owned by such stockholder or beneficial owner;

• any proxy or similar arrangement pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company or has granted any such right to any person or persons;

• short interest in any security of the Company; and

• any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and related rules and regulations.

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Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in our Bylaws.

Nominations must be received no earlier than November 28, 2022 and no later than the close of business on December 28, 2022. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 21, 2014.

OTHER STOCKHOLDER PROPOSALS

For any proposals other than a recommendation for director nomination, our Bylaws require that such proposal include certain information regarding the proposal. In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in the Bylaws.

Proposals must be received no earlier than November 28, 2022 and no later than the close of business on December 28, 2022. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 21, 2014.

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COMPANY DOCUMENTS AND OTHER MATTERS

Annual Report

A copy of our 2021 Annual Report, including financial statements and schedules, has been made available to stockholders and is posted from our website at investors.wsfsbank.com and from the SEC at its website at www.sec.gov. Additional copies of our 2021 Annual Report may be obtained without charge by writing to WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Investor Relations.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement and Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of

Internet Availability of Proxy Materials, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Company, LLC (“AST”) if you hold registered shares. You can notify AST by sending a written request to: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or by calling AST at (800) 937-5449.

Other Matters

Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Whether or not you intend to be present at the Annual Meeting, you are urged to vote via the Internet, by telephone or, if you received printed materials, by returning your proxy card. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

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APPENDIX A – NON-GAAP RECONCILIATIONS

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used herein include Pre-provision net revenue (“PPNR”), PPNR percentage, tangible common equity, return on average tangible common equity (“ROTCE”), and tangible book value per share. Management believes that these non-GAAP financial measures provide useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non- GAAP measure to the GAAP measure are set forth below:

(dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2021
Calculation of Pre-Provision Net Revenue:
Net income (GAAP)	$271,605
Plus: Income tax provision	86,095
Less: Recovery of credit losses	(117,087)
PPNR (Non-GAAP)	240,613
Average Assets	$14,903,920
PPNR % (Non-GAAP)	1.61%
Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$271,442
Plus: Tax effected amortization of intangible assets	8,069
Net tangible income (non-GAAP)	279,511
Average stockholders' equity of WSFS	1,848,904
Less: average goodwill and intangible assets	552,345
Net average tangible common equity (non-GAAP)	1,296,559
Return on average common equity (GAAP)	14.68%
Return on average tangible common equity (non-GAAP)	21.56%
Calculation of tangible common book value per share:
Total stockholders’ equity of WSFS (GAAP)	$1,939,099
Less: Goodwill and other intangible assets	547,231
Total tangible common equity (non-GAAP)	1,391,868
Number of shares of common stock outstanding (000s)	47,609
Book value per share (GAAP)	$40.73
Tangible common book value per share (non-GAAP)	$29.24

Our financial statements and other information about us are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022, and in our 2021 Annual Report, which is available at http://www.viewproxy.com/wsfs/2022.

Non-GAAP Measures:

•	PPNR is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) (recovery of) provision for credit losses.

•	PPNR percentage is a non-GAAP measure that divides (i) PPNR (annualized) by (ii) average assets for the applicable period.
•	Tangible common equity is a non-GAAP measure and is defined as total stockholders’ equity less goodwill, other intangible assets.
•	ROTCE is a non-GAAP measure and is defined as net tangible income divided by average tangible common equity.
•	Tangible common book value per share in a non-GAAP measure and is defined as tangible common equity divided by shares of common stock outstanding.

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WSFS Financial Corporation

WSFS Bank Center • 500 Delaware Avenue, Wilmington, DE 19801 • wsfsbank.com

©2022 WSFS Bank. All rights reserved.

This Proxy is Solicited on Behalf of the Board of Directors WSFS FINANCIAL CORPORATION For the 2022 Annual Meeting of Stockholders The undersigned hereby appoints Rodger Levenson and Dominic C. Canuso, or either of them, with full power of substitution, to act as attorney and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held virtually on May 11, 2022 at 4:00 PM ET or at any adjournments thereof as follows: The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy. com/wsfs/2022/htype.asp by 11:59 PM ET on May 8, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Meeting and Other Information”. Please mark, date, sign, and mail your proxy promptly in the envelope provided IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 11, 2022. The Notice of Annual Meeting of Stockholders, Proxy Statement and our 2021 Annual Report are available at: http://www.viewproxy.com/wsfs/2022

1. The election of five directors for a three-year term ending at the 2025 Annual Meeting of Stockholders: Please mark votes as in this example 2. An advisory (non-binding) Say-on-Pay Vote relating to the compensation of WSFS Financial Corporation’s named executive officers. 01 Francis B. Brake 02 Karen Dougherty Buchholz 03 Diego F. Calderin 04 Christopher T. Gheysens 05 Rodger Levenson FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see instructions below) FOR AGAINST ABSTAIN 3. The ratification of the appointment of KPMG LLP as WSFS Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR AGAINST ABSTAIN NOTE: Such other matters as may properly come before the meeting or any adjournment thereof. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold and write the number(s) of the nominee(s) on the line below. To cumulate your vote for one or more of the above nominee(s), hand write the manner in which such votes shall be cumulated in the space next to each nominee(s) name(s). If you are cumulating your vote, do not mark the box and you will need to vote manually on a proxy card and not electronically. I withhold my vote for the following nominee(s) The proxy is revocable and, when properly executed will be voted in the manner directed here by the undersigned. If no directions are made, this proxy will be voted FOR each of the nominees, and the other proposals. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned. Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees. ln their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, a Proxy Statement and Annual Report of WSFS Financial Corporation. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature of Stockholder: Date VIRTUAL CONTROL NUMBER Signature of Stockholder: Date PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting SCAN TO VIEW MATERIALS & VOTE w VIRTUAL CONTROL NUMBER INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/WSFS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.